                                                                   EXHIBIT 10.12

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                            ASSET PURCHASE AGREEMENT

                                  by and among

                         INTERNATIONAL STEEL GROUP INC.,

                              ISG ACQUISITION INC.,

                           BETHLEHEM STEEL CORPORATION

                                       AND

                         THE OTHER SELLERS NAMED HEREIN

                           Dated as of March 12, 2003

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

                                TABLE OF CONTENTS

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
ARTICLE 1.         PURCHASE AND SALE OF THE ACQUIRED ASSETS...............................................       2

         Section 1.1.    Transfer of Acquired Assets......................................................       2
         Section 1.2.    Excluded Assets..................................................................       4
         Section 1.3.    Assumption of Liabilities........................................................       5
         Section 1.4.    Retention of Liabilities.........................................................       6
         Section 1.5.    Non-Assignment of Contracts......................................................       7
         Section 1.6.    Identification of Additional Excluded Contracts; Addition of Acquired
                         Contracts........................................................................       8
         Section 1.7.    Transition Services Agreement....................................................       9

ARTICLE 2.         CONSIDERATION..........................................................................       9

         Section 2.1.    Purchase Price...................................................................       9
         Section 2.2.    Amount and Form of Purchase Price................................................       9
         Section 2.3.    Return of Excess Purchase Price..................................................      10

ARTICLE 3.         CLOSING AND DELIVERIES.................................................................      10

         Section 3.1.    Closing..........................................................................      10
         Section 3.2.    Sellers' Deliveries..............................................................      10
         Section 3.3.    Buyer's Deliveries...............................................................      11
         Section 3.4.    Purchase Price Adjustment........................................................      11
         Section 3.5.    Buyer's Right to Conduct an Audit of Inventory...................................      13

ARTICLE 4.         REPRESENTATIONS AND WARRANTIES.........................................................      13

         Section 4.1.    Representations and Warranties of Sellers........................................      13
         Section 4.2.    Representations and Warranties with Respect to Buyer.............................      22
         Section 4.3.    Representations and Warranties with Respect to ISG...............................      24
         Section 4.4.    Warranties Exclusive.............................................................      28

ARTICLE 5.         COVENANTS AND OTHER AGREEMENTS.........................................................      29

         Section 5.1.    Pre-Closing Covenants of Sellers.................................................      29
         Section 5.2.    Pre-Closing Covenants of ISG and Buyer...........................................      32
         Section 5.3.    Other Covenants of Sellers, ISG and Buyer........................................      34
         Section 5.4.    Employment Covenants and Other Undertakings......................................      36
         Section 5.5.    Covenants Relating to Public Offering and the Financing..........................      38
         Section 5.6.    Covenants Relating to Railroad Subsidiaries......................................      39
         Section 5.7.    Consideration Shares.............................................................      41

ARTICLE 6.         TAXES..................................................................................      42

         Section 6.1.    Taxes Related to Purchase of Acquired Assets.....................................      42
         Section 6.2.    Cooperation on Tax Matters.......................................................      42
         Section 6.3.    Purchase Price Allocation........................................................      43

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                                TABLE OF CONTENTS
                                  (CONTINUED)

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ARTICLE 7.         CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES.........................................      43

         Section 7.1.    Conditions Precedent to Performance by Sellers...................................      43
         Section 7.2.    Conditions Precedent to the Performance by ISG and Buyer.........................      44

ARTICLE 8.         TERMINATION............................................................................      46

         Section 8.1.    Conditions of Termination........................................................      46
         Section 8.2.    Effect of Termination; Remedies..................................................      47
         Section 8.3.    Exclusive Remedy.................................................................      48

ARTICLE 9.         SURVIVAL AND INDEMNIFICATION...........................................................      48

         Section 9.1.    Survival; Indemnification........................................................      48
         Section 9.2.    Specific Performance.............................................................      49
         Section 9.3.    Remedy for Deferred Purchase Price Payment.......................................      49
         Section 9.4.    Exclusive Remedy.................................................................      49

ARTICLE 10.        BIDDING PROCEDURES.....................................................................      49

         Section 10.1.   Bidding Procedures...............................................................      49
         Section 10.2.   Sale Hearing and Entry of Bankruptcy Sale Order..................................      50

ARTICLE 11.        MISCELLANEOUS..........................................................................      51

         Section 11.1.   Allowed Administrative Expenses..................................................      51
         Section 11.2.   Alternative Transaction..........................................................      51
         Section 11.3.   Further Assurances...............................................................      51
         Section 11.4.   Successors and Assigns...........................................................      51
         Section 11.5.   Governing Law; Jurisdiction......................................................      51
         Section 11.6.   Expenses.........................................................................      52
         Section 11.7.   Broker's and Finder's Fees.......................................................      52
         Section 11.8.   Severability.....................................................................      52
         Section 11.9.   Notices..........................................................................      52
         Section 11.10.  Amendments; Waivers..............................................................      53
         Section 11.11.  Public Announcements.............................................................      53
         Section 11.12.  Entire Agreement.................................................................      54
         Section 11.13.  No Third Party Beneficiaries.....................................................      54
         Section 11.14.  Headings.........................................................................      54
         Section 11.15.  Counterparts.....................................................................      54
         Section 11.16.  Joint and Several................................................................      54
         Section 11.17.  Joint Drafting...................................................................      54
         Section 11.18.  Construction.....................................................................      54
         Section 11.19.  Performance Deposit..............................................................      54

ARTICLE 12.        DEFINITIONS............................................................................      55

         Section 12.1.         Certain Terms Defined......................................................      55
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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Section 12.2.         All Terms Cross-Referenced.................................................     62

                                    EXHIBITS

Exhibit A................................................................                   Bankruptcy Sale Order
Exhibit B................................................................      Bidding Procedures and Sale Motion
Exhibit C................................................................                Bidding Procedures Order
Exhibit D................................................................          ISG Class B Common Stock Terms
Exhibit E................................................................                 Reference Balance Sheet

                                    SCHEDULES

Schedule 1.1(b)          -   Real Property
Schedule 1.1(d)          -   Acquired Contracts
Schedule 1.1(f)          -   Inventory and Supply Locations
Schedule 1.1(h)          -   Intellectual Property
Schedule 1.1(j)          -   Information Technology
Schedule 1.1(k)          -   Permits
Schedule 1.1(m)          -   Subsidiaries
Schedule 1.1(p)          -   Prepaid Deposits and Expenses
Schedule 1.1(r)          -   Acquired Benefit Plans
Schedule 1.2(a)          -   Excluded Assets
Schedule 1.3(e)          -   Real and Personal Property Taxes
Schedule 1.6(c)          -   Term Sheet Assumed Contracts
Schedule 1.7             -   Transition Services Assets
Schedule 2.2(a)          -   Principal Payments
Schedule 3.4(a)          -   Ancillary Assets
Schedule 4.1(f)              Subsidiaries
Schedule 4.1(g)          -   Sellers' Consents
Schedule 4.1(h)(i)       -   Compliance with Laws
Schedule 4.1(h)(ii)      -   Financial Obligations
Schedule 4.1(i)          -   Litigation
Schedule 4.1(j)(ii)      -   Joint Venture Benefit Plans
Schedule 4.1(k)(ii)      -   Excluded Joint Venture Assets
Schedule 4.1(l)          -   Acquired Intellectual Property Information
Schedule 4.1(o)          -   Material Contracts, Cure Costs and Prepaid Expenses and Deposits
Schedule 4.1(p)          -   Environmental Matters
Schedule 4.1(q)          -   Insurance
Schedule 4.1(r)          -   Real Property Matters
Schedule 4.1(s)          -   Accounts Receivable
Schedule 4.1(t)          -   Inventories
Schedule 4.1(u)          -   Absence of Certain Changes
Schedule 4.1(v)          -   Absence of Undisclosed Liabilities
Schedule 4.1(y)          -   Joint Venture Information
Schedule 4.2(e)          -   Buyer's Consents
Schedule 4.3(f)          -   ISG Subsidiaries

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

Schedule 4.3(g)          -   ISG's Consents
Schedule 4.3(h)          -   Compliance with Laws
Schedule 4.3(i)          -   Litigation
Schedule 4.3(k)          -   ISG Environmental Matters
Schedule 4.3(l)          -   ISG Insurance
Schedule 4.3(m)          -   Capital Stock of ISG
Schedule 4.3(p)          -   ISG Undisclosed Liabilities
Schedule 4.3(q)          -   ISG Tax Matters
Schedule 5.1(a)          -   Exceptions to Sellers' Conduct of Business
Schedule 5.2(a)          -   Conduct of Business of ISG Before the Closing Date

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of March 12, 2003 (the "EXECUTION DATE"), is made by and among Bethlehem Steel Corporation, a Delaware corporation ("PARENT"), the other Sellers, ISG Acquisition Inc., a Delaware corporation ("BUYER"), and International Steel Group Inc., a Delaware corporation ("ISG"). Capitalized terms used in this Agreement are defined or cross-referenced in Article 12.

                             BACKGROUND INFORMATION

         A. On October 15, 2001 (the "PETITION DATE"), Parent and certain of its Affiliates (collectively, the "DEBTORS") commenced voluntary cases for reorganization (the "BANKRUPTCY CASES") under chapter 11 of the Bankruptcy
Code, 11 U.S.C. Sections 101-1330 (the "BANKRUPTCY CODE"), in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT").

         B. The Joint Venture Sellers are the owners of certain equity interests in the Joint Ventures.

         C. Buyer desires to purchase the Acquired Assets and assume the Assumed Liabilities from Sellers, and Sellers desire to sell, convey, assign and transfer to Buyer, the Acquired Assets together with the Assumed Liabilities, all in the manner and subject to the terms and conditions set forth in this Agreement and in accordance with sections 105, 363, 365 and 1146 and other applicable provisions of the Bankruptcy Code.

         D. The Acquired Assets and Assumed Liabilities are assets and liabilities of Sellers that are to be purchased and assumed by Buyer pursuant to an order, in the form attached as Exhibit A or such other form satisfactory to Buyer in its sole discretion (the "BANKRUPTCY SALE ORDER"), approving such sale pursuant to sections 105, 363 and 365 of the Bankruptcy Code, which order will include the authorization for the assumption by Sellers and assignment to Buyer of the Acquired Contracts and liabilities thereunder under section 365 of the Bankruptcy Code, all in the manner and subject to the terms and conditions set forth in this Agreement and the Bankruptcy Sale Order and in accordance with other applicable provisions of the Bankruptcy Code.

         E. Concurrently with the execution of this Agreement, Buyer, Parent, on behalf of Sellers, and The Huntington National Bank, as escrow agent (the "ESCROW AGENT"), have entered into a performance escrow agreement (the "PERFORMANCE ESCROW AGREEMENT") pursuant to which Buyer has deposited $10,000,000 (the "PERFORMANCE DEPOSIT") with the Escrow Agent as security for the performance of its obligations hereunder. The Performance Deposit shall be held and disbursed in accordance with the terms of the Performance Escrow Agreement and this Agreement.

         F. The transactions contemplated by this Agreement are essential and necessary to the confirmation of the Debtors' plan of liquidation.

                             STATEMENT OF AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Sellers, ISG and Buyer hereby agree as follows:

               ARTICLE 1. PURCHASE AND SALE OF THE ACQUIRED ASSETS

                  SECTION 1.1. Transfer of Acquired Assets. At the Closing, and upon the terms and conditions herein set forth, Sellers shall sell to Buyer, and Buyer shall acquire from Sellers, all right, title and interest of Sellers in, to and under the Acquired Assets, free and clear of all Liens other than Permitted Liens. "ACQUIRED ASSETS" shall mean all of the properties and assets of Sellers, wherever located, whether real or personal, tangible or intangible, existing or hereafter acquired and whether or not reflected on the books or financial statements of Sellers, excluding only the Excluded Assets, including, without limitation:

                  (a)      all Cash of any Seller;

                  (b) all owned real property ("OWNED REAL PROPERTY") and leased real property (the "LEASED REAL PROPERTY," together with the Owned Real Property, the "REAL PROPERTY") of any Seller, together with all appurtenant, subsurface and mineral rights, licenses, rights-of-way, privileges and easements belonging to, appertaining to or benefiting the Real Property in any way and all Improvements erected thereon, including, without limitation, the Real Property listed on Schedule 1.1(b);

                  (c) all (i) owned equipment, machinery, furniture, fixtures and improvements, tooling and spare parts of any Seller (the "OWNED MACHINERY AND EQUIPMENT"), including, without limitation, all Owned Machinery and Equipment that is being stored, repaired, refurbished, modified or updated at a location other than the Real Property and (ii) rights of any Seller to the warranties and licenses received from manufacturers and sellers of the Owned Machinery and Equipment;

                  (d) all (i) Sales Orders, (ii) Purchase Orders, (iii) except as set forth on Schedule 1.2(a), all Contracts entered into by any Seller after the Petition Date having post-Closing obligations not in excess of $100,000 and (iv) all those Contracts to which any Seller is a party that are listed on Schedule 1.1(d) (such Sales Orders, Purchase Orders and other Contracts described in this Section 1.1(d), collectively, the "ACQUIRED CONTRACTS");

                  (e) all accounts receivable and notes receivable of any Seller (the "ACCOUNTS RECEIVABLE");

                  (f) all (i) Inventory of any Seller, including, without limitation, all (A) Inventory held by third parties on a consignment basis, (B) Inventory held by third-party processors, and (C) Inventory located on any Real Property, including Inventory located at the locations listed on Schedule 1.1(f) and (ii) rights of any Seller to the warranties received from suppliers with respect to such Inventory (to the extent assignable) and related Claims;

                  (g) all Supplies of any Seller, including, without limitation, the Supplies located on any Real Property or at the locations listed on Schedule 1.1(f);

                  (h) all Intellectual Property and Technology of any Seller (collectively, the "ACQUIRED INTELLECTUAL PROPERTY"), including, without limitation, all rights to the name "Bethlehem Steel Corporation" and the Intellectual Property and Technology listed on Schedule 1.1(h);

                  (i) all cars, trucks, fork lifts, railcars, other industrial vehicles and other motor vehicles owned by any Seller ("OWNED MOTOR VEHICLES");

                  (j) all computer hardware and software owned by any Seller (including, without limitation, process control software), including, without limitation, the hardware and software listed on Schedule 1.1(j);

                  (k) to the extent assignable, all permits, authorizations and licenses (collectively, the "PERMITS") issued to any Seller by any Government and all pending applications therefor, including, without limitation, those Permits set forth on Schedule 1.1(k);

                  (l) except for the Employment Records or as covered by the attorney-client privilege, copies or originals of all books, files, documents and records owned by any Seller (in whatever format they exist, whether in hard copy or electronic format), including, without limitation, customer lists, historical customer files, accounting records, test results, product specifications, plans, data, studies, drawings, diagrams, training manuals, engineering data, safety and environmental reports and documents, maintenance schedules and operating and production records, inventory records, business plans, credit records of customers, marketing materials and archival materials relating to the history of Parent (including, without limitation, originals of photographs, where available, paintings, china and memorabilia relating to Parent);

                  (m)      except as otherwise provided in Section 5.3(f) and
Section 5.3(i), all (i) of the equity interests listed on Schedule 1.1(m) as joint venture equity interests (collectively, the "JOINT VENTURE INTERESTS") and to the extent in the possession of Sellers, corporate seals, minute books, charter documents, record books, copies of Tax and financial records and such other files, books and records of Sellers relating to the organization, existence and capitalization of the Joint Ventures;

                  (n) all goodwill of Sellers, but excluding any goodwill related to the Ship Business;

                  (o) to the extent assignable, all air emissions credits, allowances, allotment trading units and other creditable emission reductions that Sellers have, are entitled to or applied for, including, without limitation, any air emissions where Sellers have credit for or have banked, applied to bank or agreed to sell or trade;

                  (p) all prepaid expenses and deposits made by or on behalf of any Seller, including, without limitation, those set forth on Schedule 1.1(p);

                  (q) except as provided in Section 1.2(c) and Section 1.2(d), all Claims of any Seller;

                  (r) all Employee Benefit Plans listed on Schedule 1.1(r) and all insurance policies, fiduciary liability policies, benefit administration Contracts, actuarial Contracts, surety bonds, letters of credit and other Contracts primarily relating to the Employee Benefit Plans listed on Schedule 1.1(r) (collectively, the "ACQUIRED BENEFIT PLANS"); and

                  (s) all of Sellers' rights arising prior to Closing in all proceeds (whenever received) under any Contract of insurance or indemnity (or similar agreement) relating to any Acquired Assets or any Assumed Liability.

                  SECTION 1.2. Excluded Assets. Notwithstanding anything to the contrary in this Agreement, Sellers shall retain only the properties and assets of Sellers set forth below (all such assets not being acquired by Buyer being herein referred to as the "EXCLUDED ASSETS"):

                  (a) the assets of Sellers set forth on Schedule 1.2(a) (and any proceeds from the disposition thereof);

                  (b) other than as set forth in Section 1.1(s), all of Sellers' rights to insurance proceeds or other Contracts of insurance or indemnity (or similar agreement) recoveries;

                  (c) all rights to or Claims for refunds, overpayments or rebates of Taxes for periods (or portions thereof) ending on or prior to the Closing Date;

                  (d) all Claims (i) arising under the Bankruptcy Code or under similar state law, (ii) filed or commenced in any court by any Seller as a plaintiff or (iii) not relating to any Acquired Assets or any Assumed Liability;

                  (e) any asset of Sellers that otherwise would constitute an Acquired Asset but for the fact that it is conveyed, leased or otherwise disposed of during the time from the Execution Date until the Closing Date;

                  (f) except for the Acquired Contracts, all of the Contracts to which any Seller is a party;

                  (g) all amounts due to Sellers from any Affiliate of Sellers (other than amounts due to Sellers from any Joint Venture);

                  (h) all books, files and records owned by any Seller that relate to current or former employees and other personnel, including, without limitation, books, files and records that are related to medical history, medical insurance or other medical matters and to workers' compensation and to the evaluation, appraisal or performance of current or former employees and other personnel of any Seller (collectively, the "EMPLOYMENT RECORDS");

                  (i) all of (i) Sellers' equity or other ownership interest in the Ship Business (other than any interest in the M/V Stewart Cort and the M/V Burns Harbor), (ii) Sellers' right, title and interest in any assets currently or formerly used primarily in the Ship Business and (iii) the goodwill relating to the Ship Business and any rights to represent to third parties that any Person is the successor to the Ship Business;

                  (j) all (i) shares of capital stock of Sellers, (ii) shares of capital stock or equity or other ownership interest of Sellers in any other Person (other than the Joint Ventures) and (iii) corporate seals, minute books, charter documents, stock transfer records, record books, original Tax and financial records and such other files, books and records relating to any of the Excluded Assets or to the organization, existence or capitalization of Sellers or of any other Person (other than the Joint Ventures); and

                  (k) other than the Acquired Benefit Plans, all Employee Benefit Plans sponsored by Sellers or any of Sellers' ERISA Affiliates (other than any Joint Venture) (collectively, the "SELLER CONTROLLED GROUP") or their respective predecessors or with respect to which the Seller Controlled Group or their respective predecessors has made or is required to make payments, transfers or contributions in respect of any present or former employees, directors, officers, shareholders, consultants or independent contractors of Sellers or any of Sellers' ERISA Affiliates or their respective predecessors (collectively, the "SELLER BENEFIT PLANS") and all insurance policies, fiduciary liability policies, benefit administration contracts, actuarial contracts, trusts, escrows, surety bonds, letters of credit and other contracts primarily relating to any Seller Benefit Plan.

                  SECTION 1.3. Assumption of Liabilities. At the Closing, Buyer shall assume, and thereafter pay, perform and discharge when due, all of the following liabilities (the "ASSUMED LIABILITIES"):

                  (a) all liabilities and obligations of Sellers arising after the Closing relating to the Acquired Contracts, including, without limitation, all cure costs required to be paid pursuant to section 365 of the Bankruptcy Code in connection with the assumption and assignment of the Acquired Contracts (such cure costs are, collectively, the "CURE COSTS");

                  (b) all liabilities and obligations arising after the Closing relating to the Acquired Assets;

                  (c) except as set forth in Section 1.4(a), all liabilities and obligations of any Seller relating to the Acquired Assets and arising under any Environmental Law;

                  (d) the accounts payable of Sellers that exist at the Closing Date of the type set forth on the Reference Balance Sheet (the "ACCOUNTS PAYABLE");

                  (e) all liabilities and obligations of Sellers as of the Closing Date for real and personal property Taxes that are set forth on Schedule 1.3(e); provided, however, that in no event shall the liabilities assumed under this Section 1.3(e) exceed $42,000,000;

                  (f) all liabilities and obligations of Sellers as of the Closing Date for vacation pay for any hourly employees of Seller in excess of $10,000,000; provided, however, that in no event shall the liabilities assumed under this Section 1.3(f) exceed $20,000,000;

                  (g) fifty percent of all liabilities and obligations of Sellers as of the Closing Date for vacation pay for any salaried employees of Sellers; provided, however, that in no event shall the liabilities assumed under this Section 1.3(g) exceed $6,500,000 (the liabilities described in this Section 1.3(g), together with the liabilities described in Section 1.3(e) and Section 1.3(f), are hereinafter collectively referred to as the "SPECIFIED LIABILITIES");

                  (h) the operating liabilities of the Railroad Subsidiaries, Columbus Coatings Company and Columbus Processing Company, LLC (excluding any collective bargaining agreement or employee benefit plan not listed on Schedule 1.1(d) or Schedule 1.1(r));

                  (i) all liabilities and obligations of the Railroad Subsidiaries arising out of, or relating to, public or private street, bridge, underpass or other crossings imposed by the regulations or orders of any regulatory or licensing agency, or by agencies or governmental bodies responsible for preserving the public health or safety; and

                  (j) all liabilities and obligations arising from or relating to the Acquired Benefit Plans; and

                  (k) all liabilities and obligations for damages to Persons or property (including, without limitation, liabilities and obligations to repair or replace, or to refund the sales price (or any other related expenses)) relating to alleged defects in (i) products sold by Sellers after the Petition Date or arising under warranties issued by Sellers after the Petition Date or (ii) buildings or structures that have been manufactured by Sellers after the Petition Date or that incorporate products sold or manufactured by Sellers after the Petition Date.

                  SECTION 1.4. Retention of Liabilities. Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain liabilities and obligations of Sellers (all such liabilities are, collectively, the "EXCLUDED LIABILITIES"). The Excluded Liabilities include, without limitation, the following liabilities and obligations:

                  (a) all liabilities and obligations of Sellers for (i) any environmental, health or safety matter (including, without limitation, any liability or obligation arising under any Environmental Law) (A) relating to any property or assets other than the Acquired Assets; (B) resulting from the transport, disposal or treatment of any Hazardous Materials by any Seller on or prior to the Closing Date to or at any location other than the Real Property; and (C) relating to any personal injury of any Person resulting from exposure to Hazardous Materials or otherwise, where such exposure or other event or occurrence occurred on or prior to the Closing Date and (ii) any fine or other monetary penalty imposed on or prior to the Closing Date by any Government for acts or omissions of any Seller or any Joint Venture relating to any environmental, health or safety matter;

                  (b) all liabilities and obligations for damages to Persons or property (including, without limitation, liabilities and obligations to repair or replace, or to refund the sales price (or any other related expenses)) relating to alleged defects in (i) products sold by Sellers on or prior to the Petition Date or arising under warranties issued by Sellers on or prior to the Petition Date or (ii) buildings or structures that have been manufactured by Sellers on or prior to the Petition Date or that incorporate products sold or manufactured by Sellers on or prior to the Petition Date;

                  (c) except as set forth on Schedule 1.1(d), all liabilities and obligations of Sellers under any collective bargaining Contract or other Contract with any labor union or any employment Contract or severance Contract;

                  (d)      except as provided in Section 1.3(f), Section 1.3(g),
Section 1.3(h) and Section 1.3(j), all liabilities and obligations of Sellers to all present and former employees of any Seller (and their respective spouses and dependents), including, without limitation, (i) all liabilities for welfare benefits as listed in Section 3(1) of ERISA, including medical insurance and life insurance, worker's compensation and retirement, deferred compensation and pension benefits and (ii) all liabilities in connection with the Worker Adjustment and Retraining Notification Act of 1988 ("WARN ACT"), the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA ("COBRA") and the Coal Act;

                  (e) all liabilities and obligations of Sellers or the Seller Controlled Group relating to any Seller Benefit Plan;

                  (f) all liabilities and obligations of Sellers (or any predecessor owner of all of the Acquired Assets) relating to the Ship Business (other than any liability under any Acquired Contract with respect to the M/V Stewart Cort or the M/V Burns Harbor);

                  (g)      all Asbestos Claims;

                  (h) all liabilities and obligations of Sellers (or any predecessor owner of the Acquired Assets) arising under the Coal Act; and

                  (i) all liabilities and obligations of Sellers of whatever nature whether presently in existence or hereafter arising, other than the Assumed Liabilities.

                  SECTION 1.5. Non-Assignment of Contracts. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Acquired Contract or any Permit, if, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, an attempted assignment thereof, without the consent of any other Person party thereto, would constitute a breach thereof or in any way negatively affect the rights of Sellers or Buyer (unless the restrictions on assignment would be rendered ineffective pursuant to Sections 9-406 through 9-409, inclusive, of the Uniform Commercial Code, as amended (the "UCC")), as the assignee of such Acquired Contract or Permit, as the case may be, thereunder. If, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, such consent or approval is required but not obtained, Sellers shall cooperate with Buyer without further consideration in any reasonable arrangement designed to provide Buyer with the benefits of or under any such Acquired Contract or Permit, including, without limitation, enforcement (at

Buyer's expense) for the benefit of Buyer of any and all rights of Sellers against any Person party to the Acquired Contract or Permit arising out of the breach or cancellation thereof by such Person; provided, however, that after Closing Buyer shall be responsible for all payment and other obligations under, and for all costs of enforcing rights under, such Acquired Contract or Permit. Any assignment to Buyer of any Acquired Contract or Permit that shall, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, require the consent or approval of any Person for such assignment as aforesaid shall be made subject to such consent or approval being obtained.

                  SECTION 1.6. Identification of Additional Excluded Contracts; Addition of Acquired Contracts.

                  (a) Sellers shall, as promptly as possible and in any event no later than March 31, 2003, supplement Schedule 1.1(d) to list any Recorded Cure Cost not provided on such schedule on the Execution Date.

                  (b) At any time prior to the Closing Date, Buyer may designate as an Excluded Asset any Acquired Contract that was entered into by Sellers on or prior to the Petition Date (any Contract so designated pursuant to this Section 1.6, an "EXCLUDED CONTRACT").

                  (c) If at any time the Bankruptcy Court determines, pursuant to the procedures set forth in the Bankruptcy Sale Order or otherwise, or any party to an Acquired Contract asserts in any motion or pleading with the Bankruptcy Court that, the Cure Cost required to be paid in connection with the assumption and assignment of any Acquired Contract that is not set forth on
Schedule 1.6(c) exceeds the Cure Cost set forth on Schedule 1.1(d) for such Acquired Contract, then Buyer on or prior to the date that is the earlier of (i) 60 days after the Closing Date and (ii) the date that is 20 days prior to the scheduled date of the hearing to confirm Debtors' plan of liquidation or reorganization (each as defined in chapter 11 of the Bankruptcy Code) may designate such Acquired Contract as an Excluded Contract.

                  (d) If the Consent to the assignment of any Joint Venture Interest is not obtained by the Closing, then any Contract between such Joint Venture and any Seller shall automatically become an Excluded Contract.

                  (e) Promptly upon designation of an Excluded Contract as an Excluded Asset pursuant to Section 1.6(b), Section 1.6(c) or Section 1.6(d),
(i) Schedule 1.1(d) shall be amended to exclude the Excluded Contract, (ii) the Excluded Contract shall become an Excluded Asset for all purposes of this Agreement and (iii) all liabilities and obligations under the Excluded Contract shall be Retained Liabilities for all purposes of this Agreement.

                  (f) Buyer shall have the right to, at any time prior to Closing, designate either or both of the CCC Loan and the CCR Loan as an Acquired Contract. In the event of such designation, (i) Section 1.1(d) shall be amended to include the Acquired Contract, (ii) the CCC Loan or the CCR Loan, as the case may be, shall become an Acquired Contract for all purposes of this Agreement; provided, that, as of the Closing, all consents necessary to assign the CCC Loan or the CCR Loan, as the case may be, to Buyer shall have been obtained and Sellers shall have been released from all liabilities and obligations under the CCC Loan or the CCR Loan, as the case may be, and (iii) payment of all amounts due under, and the satisfaction of all liabilities and obligations arising after the Closing with respect to, the CCC loan or the CCR Loan, as the case may be, shall be Assumed Liabilities for all purposes of this Agreement.

                  (g) The parties will act in a commercially reasonable manner to identify Contracts which by mutual agreement will be added to Schedule 1.1(d) between the Execution Date and the Closing.

                  (h) Sellers shall make such filings with the Bankruptcy Court as may be necessary or desirable to effect the provisions of this Section 1.6.

                  SECTION 1.7. Transition Services Agreement. The parties shall negotiate in good faith, agree on and execute prior to Closing the Transition Services Agreement, which Transition Services Agreement shall set forth the nature, scope, extent and duration of (i) Sellers' access to and use of the Acquired Assets (including, without limitation, access to and use of the Acquired Assets listed in Schedule 1.7) as may be necessary to conduct Sellers' business and meet its legal obligations after Closing and consistent with Buyer's ability to use the Acquired Assets to operate the business being acquired pursuant to this Agreement and (ii) such Sellers' services, if any, as may be reasonably requested by Buyer. The Transition Services Agreement shall provide that the party receiving the services under the Transition Services Agreement shall reimburse the party providing the services for all third-party costs incurred by the providing party in performing the requested services. All services under the Transition Services Agreement shall be provided without representation or warranty or liability to the other party.

                            ARTICLE 2. CONSIDERATION

                  SECTION 2.1. Purchase Price. The aggregate consideration for the sale and transfer of the Acquired Assets will be (a) the amounts set forth in Section 2.2 (the "PURCHASE PRICE"), which will be payable in the form provided in Section 2.2 and subject to adjustment as provided elsewhere in this Agreement and (b) the assumption by Buyer of the Assumed Liabilities (such assumption, together with the Purchase Price, the "TOTAL CONSIDERATION"). The Purchase Price shall be payable in accordance with Section 3.3(b).

                  SECTION 2.2. Amount and Form of Purchase Price. Buyer shall pay the Purchase Price in the following amounts and form:

                  (a) an amount in cash equal to $798,600,000; provided, however, that (i) such amount shall be increased on a dollar-for-dollar basis by an amount equal to all principal payments on the Capital Leases and all payments on the Operating Leases as set forth on Schedule 2.2(a) that are actually made by Sellers on or after December 31, 2002 through the Closing Date (the "AMORTIZATION AMOUNT"), (ii) if the Bankruptcy Court determines, pursuant to the procedures set forth in the Bankruptcy Sale Order or otherwise, that the aggregate Cure Costs required to be paid in connection with the assumption and assignment of the Acquired Contracts set forth on Schedule 1.6(c) exceeds $40,108,345, then such amount shall be reduced by the amount of such excess,
(iii) if the outstanding principal amount under the DIP Facility as of the Closing Date (the "DIP PAYOFF AMOUNT") as set forth in the Liabilities Certificate is less than $280,720,962, then such amount shall be decreased by the shortfall and (iv) such amount shall be decreased on a dollar-for-dollar basis by an amount equal to any indebtedness of any Seller assumed by Buyer in accordance with Section 1.6(f) under either (x) the Loan and Security Agreement, dated as of November 18, 1999, between Columbus Coatings Company and Columbus Steel Facility, LLC, as amended from time to time in accordance with its terms (the "CCC LOAN") or (y) the Credit Agreement, dated as of March 14, 1996, among Chicago Cold Rolling, LLC, the Lenders named therein and Bank of America, N.A. (f/k/a Nationsbank, N.A.), as Agent (the "CCR LOAN");

                  (b) an amount in cash, not to exceed $36,000,000, equal to the Payroll Liabilities, as such amount is set forth in the Liabilities Certificate;

                  (c) subject to Section 2.3, $120,000,000, which ISG shall cause to be paid, as follows: (i) $40,000,000 on the 15th day after the Closing Date, (ii) $40,000,000 on the 45th day after the Closing Date and (iii) $40,000,000 on the 75th day after the Closing Date; and

                  (d) a number of shares of ISG Class B Common Stock equal to the quotient obtained by dividing (i) $15,000,000 by (ii) (x) in the event that ISG completes a private placement of ISG Class B Common Stock on or prior to the Closing Date, the per share price used in such private placement or (y) in the event that ISG does not complete such a private placement on or prior to the Closing Date, $92,500 (such shares, and any shares of ISG Common Stock into which such shares convert, the "CONSIDERATION SHARES"); it being acknowledged that the ISG Class B Common Stock is convertible into ISG Common Stock and that, if the ISG Class B Common Stock is so converted while held by Sellers, such shares of ISG Common Stock so received shall be deemed to have been received by Sellers as the Consideration Shares pursuant to this Section 2.2(d), in lieu of the ISG Class B Common Stock.

                  SECTION 2.3. Return of Excess Purchase Price. If after payment of all Claims against Debtors in the Bankruptcy Cases that are entitled to secured or priority treatment pursuant to sections 506 or 507 of the Bankruptcy Code, Sellers possess any Cash or assets other than the Consideration Shares or Avoidance Assets, then Sellers shall promptly, (a) in the case of Cash, repay such amounts to Buyer by wire transfer of immediately available funds to an account designated by Buyer and (b) in the case of any other assets (other than any Avoidance Assets or any asset referred to in Section 1.2(g), Section 1.2(h), Section 1.2(i), Section 1.2(j) and Section 1.2(k), or any other asset as directed by Buyer), convey such assets to Buyer by delivery of instruments of assignment and conveyance reasonably satisfactory to Buyer.

                       ARTICLE 3. CLOSING AND DELIVERIES

                  SECTION 3.1. Closing. The consummation of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Jones Day, 222 East 41st Street, New York, New York 10017 at 10:00 a.m. on the third Business Day following the satisfaction or waiver by the appropriate party of all the conditions contained in Article 7, or on such other date or at such other place and time as may be mutually agreed to by the parties (the "CLOSING DATE"). All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

                  SECTION 3.2.      Sellers' Deliveries.

                  (a) The sale, transfer, assignment and delivery by Sellers of the Acquired Assets to Buyer shall be effected on the Closing Date by special or limited warranty deeds (except in the case of Real Property owned by the Railroad Subsidiaries, in which case, Sellers shall deliver quit claim deeds), bills of sale, endorsements, assignments and other instruments of transfer and conveyance (including an assignment of insurance proceeds from Sellers as contemplated by Section 1.1(s)), reasonably satisfactory in form and substance to counsel for Buyer.

                  (b) At the Closing, Parent, on behalf of Sellers, shall deliver:

                           (i)      three executed counterparts of the
Transition Services Agreement;

                           (ii)     a certificate (the "LIABILITIES
CERTIFICATE") of the Chief Financial Officer of Parent, dated as of the Closing Date, setting forth as of the Closing and in sufficient detail reasonably acceptable to Buyer, the aggregate amount of each of (A) the DIP Payoff Amount,
(B) the Payroll Liabilities and (C) the Amortization Amount; and

                           (iii)    a certificate, dated the Closing Date and
signed by each of the Chairman and Chief Executive Officer and the Secretary of the Parent, certifying to the accuracy of the matters set forth in Section 7.2(a) and Section 7.2(b).

                  SECTION 3.3.      Buyer's Deliveries.

                  At the Closing:

                  (a) ISG and Buyer shall cause the Escrow Agent to pay the Performance Deposit to Parent, on behalf of Sellers in accordance with the terms of the Performance Escrow Agreement, by wire transfer of immediately available funds to Parent's Account.

                  (b) ISG shall cause Buyer to pay, and Buyer shall pay by delivery to Parent, on behalf of all Sellers and at the direction of all Sellers other than Parent, and in the form provided in Section 2.2, (i) the cash portion of the Purchase Price determined in accordance with Section 2.2(a) and Section 2.2(b), reduced by the amount of the Performance Deposit, and (ii) a certificate representing the Consideration Shares duly executed by ISG.

                  (c) Buyer shall deliver three executed counterparts of the Transition Services Agreement.

                  (d) Buyer shall execute and deliver to Parent, on behalf of Sellers, an instrument of assignment and assumption of liabilities with respect to the Assumed Liabilities, reasonably satisfactory in form and substance to counsel for Sellers.

                  (e) Buyer and ISG shall deliver a certificate, dated the Closing Date, signed by the President and the Secretary of each of ISG and Buyer, certifying to the accuracy of the matters set forth in Section 7.1(a) and
Section 7.1(b).

                  SECTION 3.4.      Purchase Price Adjustment.

                  (a) As promptly as practicable, but no later than 90 days after the Closing Date, Buyer shall cause to be prepared and delivered to Parent a closing statement (the "CLOSING STATEMENT") and a certificate based on the Closing Statement setting forth Buyer's good faith calculation of the Net Working Capital as of the close of business on the Closing Date (the "CLOSING WORKING CAPITAL"), with appropriate supporting documentation. "NET WORKING CAPITAL" means the excess of the (i) sum of Sellers' Cash, Inventory and Accounts Receivable over (ii) the Accounts Payable, in each case as determined in accordance with Parent's historic accounting practices, consistently applied between December 31, 2002 and the Closing Date; provided, however, that for purposes of determining Closing Working Capital, there shall be (x) added to Sellers' Cash an amount equal to the sum of any amount expended by Sellers between December 31, 2002 and the Closing Date (A) as a payment to a third party to obtain a Consent; (B) in payment of real and personal property Taxes of any Seller; (C) in severance payments to salaried employees of any Seller or (D) in vacation payments to salaried employees of any Seller in connection with their severance and (y) excluded from the relevant components of Net Working Capital the amount of such relevant components comprising part of the Net Proceeds of any sales of assets made by any Seller (other than sales of products, inventory and obsolete equipment in the ordinary course of business and the sales of assets identified on Schedule 3.4(a)).

                  (b) If Parent disagrees with Buyer's calculation of Closing Working Capital delivered pursuant to Section 3.4(a), Parent, on behalf of Sellers, may, within 30 days after receipt of the documents referred to in
Section 3.4(a), deliver a notice to Buyer disagreeing with such calculation and setting forth Parent's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Parent disagrees and the reasons for Parent's disagreements, and Sellers shall be deemed to have agreed with all other items and amounts contained in the Closing Statement and the calculation of Closing Working Capital delivered pursuant to Section 3.4(a).

                  (c) If a notice of disagreement is duly delivered pursuant to Section 3.4(b), Buyer and Parent shall, during the 30 days following receipt of such notice by Buyer, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Working Capital, which amount shall not be less than the amount thereof shown in Buyer's calculation delivered pursuant to
Section 3.4(a) nor more than the amount thereof shown in Parent's calculation delivered pursuant to Section 3.4(b). If during such period, Buyer and Parent are unable to reach such agreement, they shall promptly thereafter cause Ernst & Young, LLP (the "ACCOUNTING REFEREE") to review this Agreement and the disputed items or amounts and calculate Closing Working Capital, which amount shall not be less than the amount thereof shown in Buyer's calculation delivered pursuant to Section 3.4(a) nor more than the amount thereof shown in Parent's calculation delivered pursuant to Section 3.4(b). In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Statement with which Parent has disagreed and shall be guided by the provisions of this Section
3.4. The Accounting Referee shall deliver to Buyer and Parent, as promptly as practicable (but in any case no later than 30 days from the date of engagement of the Accounting Referee), a report setting forth such calculation. Such report shall be final and binding upon Buyer and Sellers. The cost of such review and report shall be borne by Buyer.

                  (d) Buyer and Sellers shall, and shall cause their respective Related Persons to, cooperate and assist in the preparation of the Closing Statement and the calculation of Closing Working Capital and in the conduct of the reviews referred to in this Section 3.4, including, without limitation, the making available to the extent necessary of books, records, work papers and personnel.

                  (e)      "FINAL WORKING CAPITAL" means Closing Working Capital
(i) as shown in Buyer's calculation delivered pursuant to Section 3.4(a) if no notice of disagreement with respect thereto is duly delivered pursuant to
Section 3.4(b) or (ii) if such a notice of disagreement is delivered, (A) as agreed by Buyer and Parent pursuant to Section 3.4(c) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 3.4(c).

                  (f) If the Final Working Capital is greater than or equal to $981,000,000, then no adjustment shall be made to the Purchase Price pursuant to this Section 3.4. If the Final Working Capital is less than $981,000,000 then the Purchase Price shall be reduced by the amount of the difference. Such reduction shall be effected (i) first, by reducing the amounts due pursuant to
Section 2.2(c) and unpaid at the time of the reduction, in the reverse order in which such payments are to be made, and (ii) to the extent the reduction described in clause (i) is less than the difference between $981,000,000 and Final Working Capital, by payment of the balance by Parent by wire transfer of immediately available funds to an account designated by Buyer, within three Business Days of the determination of the Final Working Capital.

                  SECTION 3.5. Buyer's Right to Conduct an Audit of Inventory. Buyer shall have the right to conduct, or cause to be conducted, at its expense, an audit of the Inventory prior to the Closing Date solely for the purpose of counting the Inventory for use in connection with Section 3.4. If Buyer elects to conduct such an audit, (a) such audit shall be scheduled so as to minimize unreasonable interference with Sellers' production, (b) Sellers shall make available such personnel, records, systems, machinery, equipment and assistance as Buyer shall reasonably request to undertake such audit and (c) Sellers' representatives shall have the right to observe such audit. Buyer shall have the right to use the results of any such audit of the Inventory in the preparation of the Closing Working Capital.

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1. Representations and Warranties of Sellers. Sellers, jointly and severally, represent and warrant to ISG and Buyer as follows:

                  (a) Corporate Organization. Each Seller and, to the Knowledge of Sellers, each Joint Venture is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (other than with respect to the payment of prepetition franchise and similar Taxes). Each Seller and, to the Knowledge of Sellers, each Joint Venture has all requisite corporate, general partnership, limited partnership or limited liability company (each a

"BUSINESS ENTITY"), as applicable, power and authority to own its properties and assets and to conduct its businesses as now conducted.

                  (b) Qualification to Conduct Business. Schedule 1.1(m) sets forth all jurisdictions in which each Seller and, to the Knowledge of Sellers, each Joint Venture is qualified to do business. Except as set forth on
Schedule 1.1(m), each Seller and, to the Knowledge of Sellers, each Joint Venture is duly qualified to do business as a foreign Business Entity and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

                  (c) Authorization and Validity. Each Seller has, or on the Closing Date will have, as applicable, all requisite corporate or limited liability company power and authority to enter into this Agreement and any Ancillary Agreements to which such Seller is or will become a party and, subject to the (i) Bankruptcy Court's entry of the Orders, (ii) receipt of or the effectiveness of the approvals or exemptions from the Surface Transportation Board of the transactions contemplated by this Agreement and (iii) receipt of all Consents, to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each Ancillary Agreement to which each Seller is or will become a party and the performance of such Seller's obligations hereunder and thereunder, has been, or on the Closing Date will be, duly authorized by all necessary corporate or limited liability company action of such Seller, and no other corporate or limited liability company proceedings on the part of such Seller are necessary to authorize such execution, delivery and performance. This Agreement has been, and each Ancillary Agreement to which any Seller is or will become a party has been, or on the Closing Date will be, duly executed by such Seller, and, subject to the Bankruptcy Court's entry of the Orders, constitute, or will when executed and delivered constitute, such Seller's valid and binding obligation, enforceable against such Seller in accordance with their respective terms except as may be limited by bankruptcy or other laws affecting creditors' rights and by equitable principles. The board of directors or board or managers or members, as the case may be, of each Seller has resolved to request that the Bankruptcy Court approve this Agreement and the transactions contemplated hereby and each Ancillary Agreement to which any Seller is or will become a party. Subject to the entry of the Bidding Procedures Order, Parent has full power and authority to grant the Breakup Fee and the Expense Reimbursement.

                  (d) Reports; Financial Statements. Since January 1, 2002, Parent has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act (all such reports and statements are, collectively, the "PARENT REPORTS"). As of their respective dates, the Parent Reports complied in all respects with all of the statutes and published rules and regulations enforced or promulgated by the SEC and did not as of the date of filing thereof (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii)     Each of the financial statements (including
the related notes) included in the Parent Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent and its consolidated subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such Parent Reports, as of their respective dates (and as of the date of any amendment to the respective Parent Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                           (iii)    The Net Working Capital of the Business at
December 31, 2002 was $991,000,000.

                  (e) No Conflict or Violation. Subject to the (i) receipt of all Consents, (ii) Bankruptcy Court's entry of the Orders and (iii) receipt of or the effectiveness of the approvals or exemptions from the Surface Transportation Board of the transactions contemplated by this Agreement, the execution, delivery and performance by each Seller of this Agreement and each Ancillary Agreement to which it is or will become a party do not and will not
(A) violate or conflict with any provision of the Certificate or Articles of Incorporation, the Certificate of Formation, By-laws or Operating Agreement (or equivalent documents), as applicable, of such Seller, (B) violate any provision of law, or any order, judgment or decree of any Government applicable to such Seller, (C) result in or require the creation or imposition of any Liens (other than Permitted Liens) on any of the Acquired Assets, (D) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract (x) entered into after the Petition Date and to which any Debtor Seller is a party, by which any Debtor Seller is bound or to which the assets of any Debtor Seller is subject, (y) to which any non-Debtor Seller is a party, by which any non-Debtor Seller is bound or to which the assets of any non-Debtor Seller is subject and (E) to the Knowledge of Sellers, violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract to which any Joint Venture is a party, by which any Joint Venture is bound or to which the assets of any Joint Venture is subject.

                  (f) Subsidiaries. Schedule 1.1(m) sets forth a true and complete (i) list of each Person in which Parent owns, directly or indirectly, any equity interests other than any equity interests (A) held by any Employee Benefit Plans or (B) held by any Joint Venture and (ii) for each such Person, a list of all equity owners and the amount of equity owned by each such owner.
Schedule 4.1(f) lists each non-Debtor Seller and each Joint Venture in which any Seller had an equity interest in excess of 50% as of July 20, 1992.

                  (g) Consents and Approvals. Schedule 4.1(g) sets forth a true and complete list of each consent, waiver, authorization or approval of any Person and each declaration to or filing or registration with any such Government that is required in connection with the execution and delivery by Sellers of this Agreement and each Ancillary Agreement to which any Seller is or will become a party or the performance by Sellers of their obligations hereunder or thereunder, including, without limitation, any and all consents and approvals that are required to be obtained, or rights of first refusal, first offer or other similar preferential rights to purchase that are required to be complied with, in connection with the assignment or transfer of any Acquired Contracts, Permits, Joint Venture Interests or Information Technology to Buyer in accordance with the terms of this Agreement, provided, however, that Sellers shall not be required to comply with any bulk sale rule that relates to any Taxes of Sellers (collectively, the "CONSENTS").

                  (h) Compliance with Laws. Except as set forth on Schedule 4.1(h)(i), each Seller and, to the Knowledge of Sellers, each Joint Venture is in compliance with all applicable laws, regulations, orders or other legal requirements to which such Seller or such Joint Venture is subject. Except as set forth on Schedule 4.1(h)(i), neither Sellers nor, to the Knowledge of Sellers, the Joint Ventures have received written notice of any violation of any law, regulation, order or other legal requirement and are not in default with respect to any order, writ, judgment, award, injunction or decree of any Government. Except as set forth on Schedule 4.1(h)(ii), no Seller nor, to the Knowledge of Sellers, any Joint Venture is required to maintain any bond, letter of credit or other similar financial assurance instrument or to satisfy any financial assurance obligation.

                  (i) Litigation. Except as set forth on Schedule 4.1(i), there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Sellers, threatened, before any Government (i) that could reasonably be expected to affect the ability of any Seller to consummate the transactions contemplated by this Agreement and each Ancillary Agreement or (ii) that could reasonably be expected to affect the ability of Buyer to conduct its business and to operate the Acquired Assets or the Joint Ventures after the Closing in substantially the same manner as currently conducted and operated by Sellers. Except as set forth on Schedule 4.1(i), to the Knowledge of Sellers, there are no claims, actions, suits proceedings or investigations pending or threatened before any Government brought by or against any Joint Venture.

                  (j)      Employee Benefits.

                           (i)      Parent has provided to Buyer a true and
complete list of all employees of the Sellers as of January 1, 2003, who are not subject to a collective bargaining agreement, together with their job titles and annual salary and target annual bonus, if any.

                           (ii)     To the Knowledge of Sellers, Schedule
4.1(j)(ii) sets forth a true and complete list of all Employee Benefit Plans maintained by a Joint Venture in respect of any present or former employees, directors, officers, shareholders, consultants or independent contractors of such Joint Venture (or its respective predecessors) and with respect to which such Joint Venture (or its respective predecessors) has any obligation or liability (contingent or otherwise) (collectively, the "JOINT VENTURE BENEFIT PLANS").

                           (iii)    Except as set forth on Schedules 1.1(r) and
4.1(j)(ii), (A) the PBGC has not instituted proceedings to terminate any Acquired Benefit Plan, Joint Venture Benefit Plan or an Employee Benefit Plan sponsored by the Joint Venture Controlled Group that is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or to appoint a trustee or administrator of any such defined benefit plan, (B) no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the PBGC to institute any such proceeding, (C) no liability to the PBGC or under Title IV of ERISA has been incurred or is expected with respect to any such defined benefit plan that could result in liability to any member of the Joint Venture Controlled Group or Buyer other than for premiums pursuant to Section 4007 of ERISA which are not yet due and payable and (D) no such defined benefit plan has been terminated by any member of the Seller Controlled Group or Joint Venture Controlled

Group. "JOINT VENTURE CONTROLLED GROUP" shall include any trade or business (whether or not incorporated) under common control within the meaning of Section 4001(b)(1) of ERISA with the Joint Ventures or which together with the Joint Ventures is treated as a single employer under Sections 414(b), (c), (m), (n) and (o) of the Code, except that the Joint Venture Controlled Group shall not include any member of the Seller Controlled Group. With respect to Employee Benefit Plans of the Joint Venture Controlled Group, the foregoing representation contained in this Section 4.1(j)(iii) shall be limited to the Knowledge of Sellers.

                           (iv)     Columbus Processing Company, LLC, Columbus
Coatings Company, Chicago Cold Rolling, L.L.C. and, to the Knowledge of Sellers, the Joint Ventures do not have nor have not had an obligation to contribute (whether contingent or otherwise) to a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(13) of ERISA or Section 414(f) of the Code or to a "multiple employer plan" described in Section 413(c) of the Code.

                           (v)      With respect to each group health plan
benefiting any current or former employee of Sellers or any member of the Seller Controlled Group or, to the Knowledge of Sellers, the Joint Ventures or any member of the Joint Venture Controlled Group, each member of the Seller Controlled Group and, to the Knowledge of Sellers, the Joint Venture Controlled Group has complied with the requirements of COBRA.

                           (vi)     Except as set forth on Schedules 1.1(r) and
4.1(j)(ii), neither any Acquired Benefit Plan nor, to the Knowledge of Sellers, any Joint Venture Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested of or granted by the IRS with respect to any Acquired Benefit Plan or, to the Knowledge of Sellers, any Joint Venture Benefit Plan, nor has any lien in favor of any Acquired Benefit Plan or, to the Knowledge of Sellers, any Joint Venture Benefit Plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA.

                           (vii)    Except as set forth on Schedules 1.1(r) and
4.1(j)(ii), no Acquired Benefit Plan nor, to the Knowledge of Sellers, any Joint Venture Benefit Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law, (B) death or retirement benefits under any qualified Employee Benefit Plan or (C) deferred compensation benefits reflected on the books of the Sellers.

                           (viii)   Each Acquired Benefit Plan and, to the
Knowledge of Sellers, each Joint Venture Benefit Plan has been maintained, operated and administered in compliance with its terms and any related documents or agreements and in compliance with all applicable laws.

                           (ix)     Each Acquired Benefit Plan and, to the
Knowledge of Sellers, each Joint Venture Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has heretofore been determined by the IRS to be so qualified, and, except as set forth on Schedules 1.1(r) and 4.1(j)(ii), each trust created thereunder has heretofore been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that could reasonably be expected to give the IRS grounds to revoke such determination.

                           (x)      There are no claims, actions, suits,
proceedings or investigations pending or, to the Knowledge of Sellers, threatened, before any federal or state court, Government or Person brought by or against any Acquired Benefit Plan or, to the Knowledge of Sellers, any Joint Venture Benefit Plan or affecting or relating to any Acquired Benefit Plan or, to the Knowledge of Sellers, any Joint Venture Benefit Plan.

                  (k)      Title to Acquired Assets.

                           (i)      Subject to the entry of the Bankruptcy Sale
Order, at the Closing, Sellers will obtain good and marketable title to (subject to the transfer by quit claim deeds of Real Property owned by the Railroad Subsidiaries), or a valid and enforceable right by Contract to use, the Acquired Assets which shall be transferred to Buyer free and clear of all Liens other than Permitted Liens. Except for the Excluded Assets, the Acquired Assets constitute all of the assets of Sellers and are adequate to conduct the respective businesses of each of the Sellers as currently conducted.

                           (ii)     Except as set forth on Schedule 4.1(k)(ii),
to the Knowledge of Sellers, the assets used or held for use in the respective businesses of each of the Joint Ventures are adequate to conduct such businesses as currently conducted.

                  (l) Intellectual Property. Schedule 1.1(h) is a report generated from the computer system used by Sellers as of the Execution Date to manage the registered or pending registration forms of the Acquired Intellectual Property, and such report is a complete and correct description of the owner, title (in the case of patents and copyrights) or trademark (in the case of trademarks), registration or application number, if in existence, and country of registration or application of each such form of Acquired Intellectual Property. Except as set forth on Schedule 4.1(l) any and all renewal and maintenance fees, annuities or other similar fees due and payable in respect of the Acquired Intellectual Property required to have been listed on Schedule 1.1(h) are not overdue.

                           (ii)     To the Knowledge of Sellers, the use of any
Technology (in the businesses conducted by Sellers and the Joint Ventures (other than the Ship Business)) does not infringe, constitute an unauthorized use of or otherwise violate any Intellectual Property of any other Person. Except as set forth on Schedule 4.1(i), to the Knowledge of Sellers, no other Person is infringing, misappropriating or violating any of the Acquired Intellectual Property owned by Sellers.

                           (iii)    Except as set forth on Schedule 4.1(i),
there has not been and there are no claims or investigations pending or, to the Knowledge of Sellers, threatened that (A) challenge the rights of any Seller in respect of any Acquired Intellectual Property owned by Sellers or otherwise challenge the registration, validity, enforceability, scope or sole and exclusive ownership of the Acquired Intellectual Property owned by Sellers or
(B) assert that the operation of the businesses conducted by Sellers (other than the Ship Business) or the use of Technology therein is or will be infringing or otherwise in violation of any Intellectual Property of any other Person.

                           (iv)     Except as set forth on Schedule 4.1(i), to
the Knowledge of Sellers, there has not been and there are no claims or investigations pending or threatened that

(A) challenge the rights of any Joint Venture in respect of any Intellectual Property owned by any Joint Venture or otherwise challenge the registration, validity, enforceability, scope or sole and exclusive ownership of the Intellectual Property owned by any Joint Venture or (B) assert that the operation of the businesses conducted by the Joint Ventures (other than the Ship Business) or the use of Technology therein is or will be infringing or otherwise in violation of any Intellectual Property of any other Person.

                  (m) Information Technology. Schedule 1.1(j) sets forth a true and complete list of all hardware, software, databases, computer equipment and other information technology, owned, leased or licensed by Sellers (collectively, the "INFORMATION TECHNOLOGY"). Schedule 1.1(j) includes a true and complete list of all Contracts to which any Seller is a party relating to the current use of the Information Technology. Subject to receipt of the Consents, and except for the Excluded Assets, upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, Buyer will own, or have a valid and enforceable right by Contract to use, all of the Information Technology that is necessary to operate the businesses conducted by Sellers (other than the Ship Business).

                  (n) Permits. Schedule 1.1(k) sets forth a true and complete list of all Permits, and all pending applications therefor held by the Sellers. Except as set forth on Schedule 1.1(k), each such Permit has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the Knowledge of Sellers, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such Permit invalid in any respect. None of the operations of the businesses conducted by Sellers or, to the Knowledge of Sellers, the Joint Ventures (other than the Ship Business) is being conducted in a manner that violates any of the terms or conditions under which any Permit was granted. Subject to the receipt of the Consents, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not result in the termination or suspension of any such Permit.

                  (o)      Contracts. For each Acquired Contract set forth on
Schedule 1.1(d), Schedule 1.1(d) also sets forth an estimate of (i) the cure cost, if any, shown on Seller's records as a prepetition account payable (the "RECORDED CURE COST") and (ii) all prepaid expenses and deposits made in connection with such Acquired Contract. A copy of each material Contract to which any Seller is a party (other than the Sale Orders identified on Schedule 4.1(o), which will be furnished to Buyer after the date hereof) was provided or made available to Buyer more than 10 days prior to the Execution Date. Except as set forth on Schedule 4.1(o) and except for those defaults that will be cured in accordance with the Bankruptcy Sale Order, neither Sellers nor any other party to any Acquired Contract has commenced any action against any of the parties to such Acquired Contract or given or received any written notice of any default or violation under any Acquired Contract that has not been withdrawn or dismissed. Except as set forth on Schedule 4.1(o), each Acquired Contract is, or will be at the Closing, valid, binding and in full force and effect as against any Seller party thereto, enforceable against such Seller in accordance with its terms, except as may be limited by bankruptcy or other laws affecting creditors' rights and by equitable principles.

                  (p) Environmental Matters. To the Knowledge of Sellers, except as set forth on Schedule 4.1(p):

                           (i)      There has been no release, threatened
release, spill, leak, discharge or emission of any Hazardous Materials to the air, surface water, groundwater or soil of the Real Property or any real property now or previously owned or leased by any non-Debtor Seller or Joint Venture requiring corrective action under, or that is a violation of, any applicable Environmental Laws.

                           (ii)     There are no pending or threatened Claims or
investigations that affect or apply to the Real Property, the Acquired Assets or the Joint Ventures and that relate in any way to any Environmental Laws.

                           (iii)    Sellers have provided or made available to
Buyer copies of all information in possession of Sellers or the Joint Ventures or under the control of Sellers or the Joint Ventures necessary for an understanding of the presence or migration of Hazardous Materials on, in or under the Real Property or any real property now or previously owned or leased by any non-Debtor Seller or Joint Venture.

                  (q) Insurance. Schedule 4.1(q) sets forth a correct and complete list of all current insurance policies covering Sellers and a summary of each such policy, including any limits of coverage, deductibles and premiums applicable to such policy. Except as set forth on Schedule 4.1(q), all premiums required to be paid under each insurance policy required to be set forth on
Schedule 4.1(q) have been paid when due, and all such policies are in full force and effect.

                  (r) Real Property. Except as set forth on Schedule 4.1(r), none of Sellers have received any notice of (i) default from a landlord of any Leased Real Property that might adversely affect the use of any Leased Real Property as currently used by Sellers or (ii) threatened or contemplated condemnation or eminent domain proceedings that might adversely affect the use of any Real Property as currently used by Sellers. Sellers are not "foreign persons" within the meaning of Section 1445(f)(3) of the Code.

                  (s) Accounts Receivable. Except as set forth on Schedule 4.1(s), all Accounts Receivable of Sellers have been properly recorded on the Reference Balance Sheet in accordance with GAAP consistently applied.

                  (t) Inventories. Except as set forth on Schedule 4.1(t), the inventories of Sellers have been properly recorded on the Reference Balance Sheet in accordance with GAAP consistently applied.

                  (u)      Absence of Certain Changes. Except as set forth on
Schedule 4.1(u) hereto, since December 31, 2002, the respective businesses of Sellers and, to the Knowledge of Sellers, the Joint Ventures have been conducted in all respects in the ordinary course, and there has not been:

                           (i)      any damage, destruction or other casualty or
loss (whether or not covered by insurance) affecting any of the Acquired Assets or any portion thereof that has not been repaired;

                           (ii)     any Lien other than Permitted Liens placed
or imposed on any portion of the Acquired Assets of any non-Debtor Seller or, to the Knowledge of Sellers, any assets or property of the Joint Ventures; or

                           (iii)    any sale or other disposition of any assets
used or useful in the respective businesses of Sellers, other than sales of products, inventory and obsolete equipment in the ordinary course of business.

                  (v)      Absence of Undisclosed Liabilities. Composite
Schedule 4.1(v) contains the most recent unaudited balance sheet of each Joint Venture in the possession of any Seller. To the Knowledge of Sellers, for each Joint Venture, except (i) as set forth in such balance sheet or in Parent's Reports, (ii) as set forth on Schedule 4.1(v) or (iii) as both (A) is consistent with the kinds and amounts of liabilities that have previously arisen in the businesses of such Joint Venture and (B) has arisen in the ordinary course of business since the date of such balance sheet, such Joint Venture has no liabilities, whether or not required by GAAP to be recorded on a balance sheet, whether fixed or contingent, known or unknown.

                  (w)      Ship Business. No asset listed on any Schedule to
Section 1.1 of this Agreement is currently or was at any time in the past primarily used in the Ship Business. Neither Parent nor any of its subsidiaries has been held liable for any Asbestos Claims, other than for workers' compensation, by any Government, or for violating any applicable asbestos threshold limit values or permissible exposure limits by any Government. To the Knowledge of Sellers, none of the Joint Ventures has been held liable for any Asbestos Claims, other than for workers' compensation, by any Government or for violating any applicable asbestos threshold limit values or permissible exposure limits by any Government. Other than certain Claims, Interocean Shipping Company does not have any assets or liabilities.

                  (x)      Public Utility Matters.

                           (i)      Other than Parent's status as a power
marketer licensed by the Federal Energy Regulatory Commission and other than the Railroad Subsidiaries, no Seller is subject to regulation by any Government as a "public utility," an "electric utility," a "gas utility," a "public utility holding company," a "holding company," an "electrical corporation" or as a subsidiary or affiliate of any of the foregoing, under (A) the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended and the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA") or (B) any similar Government requirement.

                           (ii)     (A) The Pennwood Power Station, located at
Sparrows Point; (B) the Burns Harbor Generating Facility No. 1, located at Parent's Burns Harbor site and (C) the Burns Harbor Generating Facility No. 2, located at Parent's Burns Harbor site meet, and at all times have met, the requirements under PURPA and the regulations promulgated thereunder including, without limitation, 18 C.F.R. Section 292.207, for classification as a Qualifying Facility (as such term is defined in PURPA), since initially being certified as a Qualifying Facility.

                  (y) Joint Ventures. To the Knowledge of Sellers, except as set forth on Schedule 4.1(y), (i) there are no defaults under, or breaches by any of the Joint Venture Sellers of, the organizational documents of any of the Joint Ventures, (ii) the parties to the Joint Venture organizational documents have no right to dissolve, liquidate, wind-up or otherwise terminate the Joint Ventures, and such parties have not exercised any such dissolution, liquidation or winding up or termination right and (iii) no such defaults or breaches will occur or rights to dissolve or terminate will arise as a result of the consummation of the transactions contemplated by this Agreement. Schedule 4.1(y) sets forth a complete and accurate list of all Contracts to which any Joint Venture and any Seller are parties or pursuant to which any Seller guaranteed the obligations of any Joint Venture.

                  (z)      Securities Law Matters.

                           (i)      Parent acknowledges that the shares of ISG
Class B Common Stock to be issued as part of the Purchase Price have not been and will not be registered under the Securities Act or any applicable state securities laws and that the contemplated sale is being made in reliance on a private placement exemption to accredited investors (as such term is defined in Rule 501(a) promulgated under the Securities Act).

                           (ii)     Parent has such knowledge and experience in
financial and business matters as to be capable of evaluating the merits and risks of its investment in the ISG Class B Common Stock and is able to bear the economic risks of such investment.

                           (iii)    Parent is an "accredited investor" as
defined in Rule 501(a) promulgated under the Securities Act.

                           (iv)     Parent acknowledges that upon the original
issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws or under section 1145 of the Bankruptcy Code (at which time ISG shall remove such legends promptly upon request of Parent), certificates representing the ISG Class B Common Stock, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER) OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, SUCH REGISTRATION IS NOT REQUIRED.

In addition, such certificates shall also bear such other legends as counsel for ISG reasonably determines are required under the applicable laws of any state or necessary or desirable to perfect the security interest to be granted pursuant to Section 5.7, until such time as the same is no longer required (at which time ISG shall remove such legends upon request of Parent).

                  SECTION 4.2. Representations and Warranties with Respect to Buyer. ISG and Buyer hereby, jointly and severally, represent and warrant to Sellers as follows:

                  (a) Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted.

                  (b) Qualification to Conduct Business. Buyer is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

                  (c) Authorization and Validity. Buyer has, or on the Closing Date will have, all requisite corporate power and authority to enter into this Agreement and any Ancillary Agreement to which Buyer is or will become a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and any Ancillary Agreement to which Buyer is or will become a party and the performance of Buyer's obligations hereunder and thereunder have been, or on the Closing Date will be, duly authorized by all necessary corporate action by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been, and any Ancillary Agreement to which Buyer is or will become a party has been, or on the Closing Date will be, duly executed by Buyer and constitute, or will constitute, when executed and delivered, Buyer's valid and binding obligations, enforceable against it in accordance with their respective terms except as may be limited by bankruptcy or other laws affecting creditors' rights and by equitable principles.

                  (d) No Conflict or Violation. The execution, delivery and performance by Buyer of this Agreement and any Ancillary Agreement to which Buyer is or will become a party do not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, (ii) violate any provision of law, or any order, judgment or decree of any court or Government applicable to Buyer and (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract to which Buyer is party or by which Buyer is bound or to which any of Buyer's properties or assets is subject.

                  (e) Consents and Approvals. Schedule 4.2(e) sets forth a true and complete list of each consent, waiver, authorization or approval of any Person and each declaration to or filing or registration with any such Government that is required in connection with the execution and delivery by Buyer of this Agreement and each Ancillary Agreement to which Buyer is or will become a party or the performance by Buyer of its obligations hereunder or thereunder.

                  (f) Adequate Assurances Regarding Acquired Contracts. Buyer is capable of satisfying the conditions contained in sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code with respect to the Acquired Contracts.

                  (g) Investment Intent. Buyer is acquiring the Joint Venture Interests for Buyer's own account for investment and not with a view to or for sale in connection with any distribution thereof other than in compliance with the Securities Act. Buyer shall not transfer any of the Joint Venture Interests, except in compliance with the Securities Act. Buyer further acknowledges that the Joint Venture Interests have not been registered under the Securities Act and may not be transferred unless such transfer (i) is pursuant to an effective registration statement under the Securities Act or (ii) is exempt from the provisions of Section 5 of the Securities Act.

                  (h) Ability to Bear Risk. The financial situation of Buyer is such that it can afford to (i) bear the economic risk of holding the Joint Venture Interests for an indefinite period and (ii) suffer the complete loss of its investment in the Joint Ventures.

                  SECTION 4.3. Representations and Warranties with Respect to ISG. ISG and Buyer, jointly and severally, represent and warrant to Sellers as follows:

                  (a) Corporate Organization. ISG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ISG has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted.

                  (b) Qualification to Conduct Business. ISG is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

                  (c) Authorization and Validity. ISG has, or on the Closing Date will have, all requisite corporate power and authority to enter into this Agreement and any Ancillary Agreements to which ISG is or will become a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each Ancillary Agreement to which ISG is or will become a party and the performance of ISG's obligations hereunder and thereunder, have been, or on the Closing Date will be, duly authorized by all necessary corporate action by the shareholders and Board of Directors of ISG, and no other corporate proceedings on the part of ISG are necessary to authorize such execution, delivery and performance. This Agreement has been, and each Ancillary Agreement to which ISG is or will become a party has been, or on the Closing Date will be, duly executed by ISG and constitute, or will constitute, when executed and delivered, ISG's valid and binding obligation, enforceable against ISG in accordance with its respective terms except as may be limited by bankruptcy or other laws affecting creditors' rights and by equitable principles.

                  (d) Financial Statements. Prior to the Execution Date, ISG has provided Sellers with its unaudited consolidated balance sheet as at December 31, 2002 and the related consolidated statement of operations and statement of cash flows for the fiscal year then ended (the "ISG FINANCIAL STATEMENTS"). The ISG Financial Statements were prepared in accordance with GAAP and fairly present the financial position and the results of operations and cash flows of ISG and its subsidiaries as of the dates and for the periods indicated, except that the ISG Financial Statements are subject to normal year-end adjustments and exclude footnote disclosures.

                  (e) No Conflict or Violation. The execution, delivery and performance by ISG of this Agreement and each Ancillary Agreement to which ISG is or will become a party do not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or the Bylaws of ISG, (ii) do not and will not violate any provision of law, or any order, judgment or decree of any court or Government applicable to ISG and (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract to which ISG is a party or by which it is bound or to which any of its properties or assets is subject.

                  (f) Subsidiaries. As of the Execution Date, Schedule 4.3(f) sets forth a true and complete list of each Person in which ISG owns, directly or indirectly, more than five percent of the equity (each an "ISG SUBSIDIARY"). As of the Execution Date, except as disclosed on Schedule 4.3(f), ISG owns 100% of the equity of each ISG Subsidiary.

                  (g) Consents and Approvals. Schedule 4.3(g) sets forth a true and complete list of each consent, waiver, authorization or approval of any Person and each declaration to or filing or registration with any such Government that is required in connection with the execution and delivery by ISG of this Agreement and each Ancillary Agreement to which ISG is, or will become, a party or the performance of its obligations hereunder or thereunder.

                  (h) Compliance with Laws. Except as set forth on Schedule 4.3(h), each of ISG and the ISG Subsidiaries is in compliance with all applicable laws, regulations, orders or other legal requirements to which ISG or any ISG Subsidiary is subject. Except as set forth on Schedule 4.3(h), neither ISG nor any ISG Subsidiary has received written notice of any violation of any law, regulation, order or other legal requirement and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or Government or arbitrator, domestic or foreign, applicable to the business, assets or properties of ISG or the ISG Subsidiaries. ISG is not required to maintain any bond, letter of credit or other similar financial assurance instrument or to satisfy any financial assurance obligation related to the business of ISG and the ISG Subsidiaries or to the assets or properties of ISG or the ISG Subsidiaries.

                  (i) Litigation. Except as set forth on Schedule 4.3(i), there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of ISG, threatened, before any federal or state court, Government or Person (i) brought by or against ISG, any of the ISG Subsidiaries or any Related Person of ISG or any ISG Subsidiary, (ii) affecting or relating to the business or any assets of ISG or any of the ISG Subsidiaries or (iii) that could reasonably be expected to affect the ability of ISG or Buyer to consummate the transactions contemplated by this Agreement and each Ancillary Agreement.

                  (j) Permits. ISG and the ISG Subsidiaries have obtained or have pending applications for all Permits that are necessary to conduct the business of ISG and the ISG Subsidiaries as currently conducted. Each Permit held by ISG or any ISG Subsidiary has been duly obtained, is valid and in full force and effect and is not subject to any pending or, to the Knowledge of ISG, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such Permit invalid in any respect. The Permits held or applied for by ISG and the ISG Subsidiaries are sufficient and adequate to permit the continued lawful conduct of the business of ISG and the ISG Subsidiaries as currently conducted and none of the operations of the business of ISG and the ISG Subsidiaries is being conducted in a manner that violates any of the terms or conditions under which any Permit was granted. The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not result in the termination or suspension of any such Permit.

                  (k) Environmental Matters. To the Knowledge of ISG, except as set forth on Schedule 4.3(k):

                           (i)      There has been no release, threatened
release, spill, leak, discharge or emission of any Hazardous Materials to the air, surface water, groundwater or soil of any real property owned or leased by ISG or the ISG Subsidiaries requiring corrective action under, or that is a violation of, any applicable Environmental Laws.

                           (ii)     There is no pending or, to the Knowledge of
ISG, threatened civil, criminal or administrative action, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter that affects or applies to any real property owned or leased by ISG or the ISG Subsidiaries and that relates in any way to any Environmental Laws.

                           (iii)    ISG has made available to Sellers copies of
all information in possession or control of ISG necessary for an understanding of the presence or migration of Hazardous Materials on, in or under any real property owned or leased by ISG or the ISG Subsidiaries.

                  (l) Insurance. Schedule 4.3(l) sets forth a correct and complete list of all current insurance policies covering the assets and properties of ISG and the ISG Subsidiaries. All premiums required to be paid under each insurance policy required to be set forth on Schedule 4.3(l) have been paid when due, and all such policies are in full force and effect.

                  (m) Capital Stock of ISG. (i) As of the Execution Date, the capitalization of ISG consists of (A) 30,000 authorized shares of ISG Common Stock, of which (1) 19,244 shares were issued and outstanding and (2) 2,573 shares were reserved for future issuance to employees pursuant to outstanding stock options under the Stock Option Plans and (B) 5,000 authorized shares of preferred stock.

                           (ii)     Except upon the exercise of options issued
in the ordinary course pursuant to the Stock Option Plans as in effect on the Execution Date, since November 23, 2002, no shares of ISG Common Stock have been issued. All of the issued and outstanding shares of capital stock of ISG have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. As of the Execution Date, there are no outstanding agreements or commitments obligating ISG to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of ISG. At the Closing, Buyer will convey good and valid title to the Consideration Shares constituting part of the Purchase Price to Parent, free and clear of any Liens.

                           (iii)    ISG has delivered to the Sellers copies of
the documents identified on Schedule 4.3(m) (collectively, the "STOCK OPTION PLANS"). Except as set forth on Schedule 4.3(m), and other than (A) the 2,573 shares reserved for issuance upon the exercise of awards granted under the Stock Option Plans and (B) the awards granted pursuant to the Stock Option Plans, there are no preemptive or similar rights on the part of any holders of any class of

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securities of ISG. As of the Execution Date and except as contemplated by this
Agreement or as set forth on Schedule 4.3(m), there are no outstanding subscriptions, options, warrants, calls, conversion or other rights, agreements or commitments relating to the sale, issuance or voting of any shares of the capital stock of ISG or to any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of ISG. Except as set forth on Schedule 4.3(m), the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscription, options, calls, warrants, commitments, preemptive rights, rights of first refusal, demands, conversion rights or other Contracts of any character or nature whatsoever under which ISG is or may be obligated to issue or acquire shares of any of its capital stock.

                  (n) Validity of Equity Consideration. The Consideration Shares issuable as part of the Purchase Price have been duly authorized for issuance and, when issued and delivered in accordance with the provisions of this Agreement, will be validly issued and fully paid and non-assessable, and the issuance of such shares will not be subject to preemptive or other similar rights. The shares of ISG Common Stock to be issued upon the conversion of the Consideration Shares when issued and delivered in accordance with the terms of the Consideration Shares will be validly issued and fully paid and nonassessable and the issuance of such shares will not be subject to preemptive or similar rights.

                  (o) Adverse Change. Since December 31, 2002, there has not been any change or development in or affecting the business or operations of ISG or any of the ISG Subsidiaries that has had, or would reasonably be expected to have, an adverse effect on the business, properties or financial condition of ISG and the ISG Subsidiaries.

                  (p) Absence of Undisclosed Liabilities. ISG and the ISG Subsidiaries have no liabilities, other than liabilities (i) reflected or reserved against in the ISG Financial Statements, disclosed in the notes thereto or not required by GAAP to be so reflected, reserved or disclosed, (ii) arising after the date of the ISG Financial Statements in the ordinary course of business consistent with past practices, (iii) disclosed on Schedule 4.3(p) or
(iv) that would not reasonably be expected to have an adverse effect on the business, properties or financial condition of ISG and the ISG Subsidiaries.

                  (q) Tax Matters. Except as set forth in Schedule 4.3(q), all Tax Returns required to be filed by or on behalf of ISG and the ISG Subsidiaries have been or shall be timely filed (subject to permitted extensions applicable to such filing), all such Tax Returns are correct and complete and all Taxes shown as due or payable on such Tax Returns have been or shall be paid within the prescribed period or any extension thereof other than Taxes that are being contested in good faith for which adequate reserves have been established in accordance with GAAP and are reflected on ISG Financial Statements. ISG and the ISG Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. ISG and the ISG Subsidiaries have no material Tax obligation (whether or not contingent) with respect to any prior transaction. Neither ISG nor any of the ISG Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the Execution Date or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions"

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

(within the meaning of Section 355(e) of the Code), in conjunction with the transactions contemplated by this Agreement.

                  (r) Intellectual Property. (i) To the Knowledge of ISG, the use of any Technology (in the businesses conducted by ISG and the ISG Subsidiaries) does not infringe, constitute an unauthorized use of or otherwise violate any Intellectual Property of any other Person. To the Knowledge of ISG, no other Person is infringing, misappropriating or violating any of the Intellectual Property owned by ISG and the ISG Subsidiaries.

                           (ii)     There are no claims or investigations
pending or, to the Knowledge of Sellers, threatened that (A) challenge the rights of ISG or any ISG Subsidiary in respect of any Intellectual Property owned by ISG or any ISG Subsidiary or otherwise challenge the registration, validity, enforceability, scope or sole and exclusive ownership of the Intellectual Property owned by ISG or any ISG Subsidiary or (B) assert that the operation of the businesses conducted by ISG and the ISG Subsidiaries or the use of Technology therein is, was or will be infringing or otherwise in violation of any Intellectual Property of any other Person.

                  (s) Investment Intent. Buyer is acquiring the Joint Venture Interests for Buyer's own account for investment and not with a view to or for sale in connection with any distribution thereof other than in compliance with the Securities Act. ISG shall not permit the transfer any of the Joint Venture Interests, except in compliance with the Securities Act. ISG further acknowledges that the Joint Venture Interests have not been registered under the Securities Act and may not be transferred unless such transfer (i) is pursuant to an effective registration statement under the Securities Act or (ii) is exempt from the provisions of Section 5 of the Securities Act.

                  (t) Ability to Bear Risk. The financial situation of ISG is such that it can afford to (i) bear the economic risk of holding the Joint Venture Interests for an indefinite period and (ii) suffer the complete loss of its investment in the Joint Ventures.

                  SECTION 4.4. Warranties Exclusive. The parties acknowledge that the representations and warranties contained in Article 4 are the only representations or warranties given by the parties and that all other express or implied warranties are disclaimed. Without limiting the foregoing, ISG and Buyer acknowledge that, except for the representations and warranties contained in Section 4.1, the Acquired Assets are conveyed "AS IS," "WHERE IS" and "WITH ALL FAULTS" and that all warranties of merchantability or fitness for a particular purpose are disclaimed. WITHOUT LIMITING THE FOREGOING, ISG AND BUYER ACKNOWLEDGE THAT, except for the representations and warranties contained in Section 4.1, SELLERS AND SELLERS' AFFILIATES AND THEIR RESPECTIVE RELATED PERSONS HAVE MADE NO REPRESENTATION OR WARRANTY CONCERNING ANY (A) USE TO WHICH THE ACQUIRED ASSETS MAY BE PUT, (B) FUTURE REVENUES, COSTS, EXPENDITURES, CASH FLOW, RESULTS OF OPERATIONS, FINANCIAL CONDITION OR PROSPECTS THAT MAY RESULT FROM THE OWNERSHIP, USE OR SALE OF THE ACQUIRED ASSETS OR THE ASSUMPTION OF THE ASSUMED LIABILITIES OR (C) OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO ISG OR BUYER OR THEIR AFFILIATES OR RELATED PERSONS. ISG AND BUYER FURTHER ACKNOWLEDGE THAT SELLERS

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

AND SELLERS' AFFILIATES AND RELATED PERSONS HAVE MADE NO REPRESENTATIONS OR WARRANTIES IN ANY ANCILLARY AGREEMENT.

                    ARTICLE 5. COVENANTS AND OTHER AGREEMENTS

                  SECTION 5.1. Pre-Closing Covenants of Sellers. Sellers, jointly and severally, covenant to ISG and Buyer that, during the period from the Execution Date through and including the Closing Date:

                  (a) Conduct of Business Before the Closing Date. Unless otherwise agreed by Sellers and Buyer, Sellers shall conduct each of their respective businesses in all material respects in the ordinary course and shall use commercially reasonable efforts to preserve intact their business or organizations and relationships with third parties. Without the prior consent of Buyer, Sellers shall not authorize any Joint Venture to take any action not in the ordinary course of business. Except as set forth on Schedule 5.1(a) or as required pursuant to the terms of this Agreement, without obtaining prior consent of Buyer to take any actions not permitted or required by the following clauses (i) - (xv), Sellers:

                           (i)      shall not take or agree to commit to take
any action that would make any representation or warranty of Sellers inaccurate in any material respect at, or as of any time prior to, the Closing Date;

                           (ii)     shall not offer credit terms or trade
promotions to any customers except in all material respects in the ordinary course of business consistent with past practices with respect to the applicable product lines of any Seller or any Affiliate of Sellers or except to the extent reasonably necessary to be competitive with competitors' product offerings;

                           (iii)    shall not enter into any Contract that would
have been required to be listed on Schedule 4.1(o) had it been in existence on the date of this Agreement (other than in the ordinary course of business);

                           (iv)     shall not borrow funds from any Person or
declare or pay dividends, or make advances, to any Person, except for (A) intercompany borrowing and related cash management practices in all material respects in the ordinary course of business consistent with past practices and
(B) borrowing under the DIP Facility;

                           (v)      shall keep in full force and effect, and pay
all premiums and other amounts due under, the insurance policies set forth on
Schedule 4.1(q);

                           (vi)     shall not make any payment (including any
optional prepayment) under the Secured Financings, the Capital Leases or the Operating Leases, other than payments required to be made under the terms of such Contracts, payments under the DIP Facility and adequate protection payments.

                           (vii)    shall continue to take all actions
consistent with past practice and existing plans to comply, in all material respects, with Environmental Laws, including, without limitation, disposal of all Hazardous Materials;

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

                           (viii)   shall not make any change in their general
pricing practices or policies or any material change in their credit or allowance practices or policies, except to the extent reasonably necessary to be competitive;

                           (ix)     shall not enter into any material amendment,
modification, termination (partial or complete) or grant any material waiver under or give any material consent with respect to any Contract that is required (or had it been in effect on the Execution Date would have been required) to be disclosed in the Schedules to this Agreement;

                           (x)      shall not commence or terminate any line of
business;

                           (xi)     shall not place or impose any Lien other
than Permitted Liens on any material portion of the Acquired Assets;

                           (xii)    except as otherwise provided in Section
5.3(f) and Section 5.3(i), shall not sell or dispose of any Acquired Assets (including any asset of Ontario Iron Company) other than (A) sales of products, inventory and obsolete equipment in the ordinary course of business and (B) sales of the assets set forth on Schedule 3.4(a);

                           (xiii)   shall not enter into, amend, modify or
terminate, in any material respect, any Contract with respect to the Intellectual Property rights of any Person;

                           (xiv)    shall not, other than (A) as required by any
Contract in effect as of the Execution Date or (B) as required by law, amend any Acquired Benefit Plan; and

                           (xv)     subject to Section 11.2, shall not take any
other action or enter into any other transaction (including any transactions with Affiliates) other than in the ordinary course of business or other than the transactions contemplated by this Agreement or any Ancillary Agreement to which any Seller is party.

                  (b) Cooperation. Sellers shall use commercially reasonable efforts to (i) obtain the Consents, (ii) take, or cause to be taken, all action and to do, or cause to be done, all things necessary or proper, consistent with applicable law, to consummate and make effective as soon as possible the transactions contemplated hereby and (iii) assist Buyer in the transfer of or obtaining any Permits required to own the Acquired Assets. Sellers acknowledge that Buyer has the right, in cooperation with Sellers, to take any and all commercially reasonable actions in order to obtain the Consents without the incurrence of cost or obligation to Sellers. In addition, Sellers shall use commercially reasonable efforts to obtain, and assist Buyer in obtaining, such Consents; provided, however, that (A) Buyer has no obligation to obtain the Consents (other than to sign an assumption agreement, pay cure costs and provide adequate assurances as contemplated by this Agreement), (B) Buyer will not incur any liability under this Agreement or otherwise for Buyer's failure to take any actions to obtain such Consents and (C) in no event will any failure of Buyer to obtain such Consents be construed as a waiver by Buyer of any of the conditions set forth in Section 7.2. Sellers shall use commercially reasonable efforts to cause any assets sold pursuant to Section 5.1(a)(xii) (other than realty) to be removed from the Real Property prior to the Closing Date.

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

                  (c) Access to Records and Properties. Buyer shall be entitled, at its expense, and Sellers shall permit Buyer, to conduct such investigation of the condition (financial or otherwise), business, assets, properties or operations of Sellers and the Joint Ventures as Buyer shall reasonably deem appropriate. Sellers shall (i) provide Buyer and its Related Persons full and complete access at any reasonable time to all the facilities, offices and personnel of Sellers and the Joint Ventures and to all of the books and records of Sellers and the Joint Ventures; (ii) cause Sellers' and the Joint Ventures' respective Related Persons to furnish Buyer with such financial and operating data and other information with respect to the condition (financial or otherwise), business, assets, properties or operations as Buyer shall reasonably request; (iii) provide Buyer and the Title Company with all customary documents, certificates and instruments required by the Title Company to issue the title insurance contemplated by Section 7.2(i); and (iv) permit Buyer to make such inspections and copies thereof as Buyer may require, including, without limitation, to conduct such environmental assessments and investigations of the Real Property and surrounding real property as Buyer or its advisors and consultants may deem reasonably necessary or appropriate and to conduct sampling and analysis of environmental media to detect the presence or confirm the absence of contamination, including any contamination which may be present in groundwater and the sources of any such contamination; provided, however, that ISG and Buyer shall (A) use commercially reasonable efforts to prevent any such investigation from unreasonably interfering with the operation of the businesses of the Sellers and the Joint Ventures and (B) solely in the case of the matters identified in clause (iv) above, (x) ISG and Buyer shall indemnify and save Sellers harmless from and against any and all loss, cost, expense or other liability that they shall suffer arising out of such matter and (y) prior to such entry on any Real Property, ISG or Buyer shall provide to Sellers certificates of insurance verifying that ISG or Buyer and their respective agents are insured under a policy of commercial general liability insurance which has a single limit coverage of not less than $1,000,000 for wrongful death or injury to any Person or Persons and not less than $200,000 for property damage, and which policy names Sellers as additional insured parties. In addition, at Buyer's expense, Sellers shall (I) consistent with their anti-trust guidelines, provide Buyer and its Related Persons with full and complete access to their customers and suppliers and the opportunity to make cooperative and investigative sales calls on their customers; (II) provide Buyer and its Related Persons office space at their facilities and access to such office space at all times; and (III) permit Buyer and its Related Persons to talk to any employees as Buyer deems appropriate for the purpose of determining the suitability of such employees for employment by Buyer after the Closing Date; provided, however, that ISG and Buyer shall use reasonable efforts to prevent any such conversations from unreasonably interfering with the operations of Sellers' business and such employee's duties with Sellers. Notwithstanding the foregoing, Sellers shall provide access to any and all assets and information of the Joint Ventures only to the extent that Sellers are permitted to do so by the Joint Ventures and only to the extent that Sellers have possession of any such information.

                  (d) Notice of Certain Events. Sellers shall promptly notify Buyer of, and furnish Buyer any information it may reasonably request with respect to, the occurrence of any event or condition or the existence of any fact that would reasonably be expected to cause any of the conditions to Buyer's obligations to consummate the transaction(s) contemplated by this Agreement or by any Ancillary Agreement not to be fulfilled.

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

                  (e) Buyer Right to Advise. Buyer shall have the right to consult with, and make specific recommendations to, Sellers regarding all aspects of management and operations of Sellers and potential cost-cutting measures that may be implemented prior to the Closing Date. Sellers agree to seriously consider any such recommendations in good faith, to discuss such recommendations and, where necessary, explain the reasons for not accepting them. Notwithstanding the foregoing, nothing in this Agreement shall give Buyer or its Affiliates, directly or indirectly, the right to control or direct the management and operations of any Seller or any Joint Venture prior to the Closing Date. Prior to the Closing Date, Sellers shall exercise, consistent with the terms and conditions of this Agreement, complete control, supervision and decision-making authority over the management and operations of the Sellers.

                  (f) EDS Contract. Parent hereby waives each provision in the Information Technology Partnership Agreement, dated as of May 2, 2002, by and among Parent, Electronic Data Systems Corporation and EDS Information Services LLC (collectively, "EDS") that prevents EDS or its Affiliates from negotiating or entering into any Contract with ISG or Buyer or from transferring after the Closing Date any or all personnel of EDS or its Affiliates assigned to Parent to ISG or Buyer.

                  SECTION 5.2. Pre-Closing Covenants of ISG and Buyer. ISG and Buyer covenant to Sellers that, during the period from the Execution Date through and including the Closing Date:

                  (a) Conduct of Business Before the Closing Date. ISG shall, and shall cause each of the ISG Subsidiaries to, conduct the business in all material respects in the ordinary course and shall use commercially reasonable efforts to preserve intact the business or organizations and relationships with third parties and to keep available the services of the present employees of the business. Except as set forth on Schedule 5.2(a) and as required or contemplated pursuant to the terms of this Agreement, without obtaining the prior consent of Parent to take any action not permitted by the following clauses (i) - (viii), ISG shall not, and shall cause each of the ISG Subsidiaries not to:

                           (i)      (A) declare or pay any dividends or make any
other distributions on its capital stock, except for dividends by an ISG Subsidiary in the ordinary course of business or (B) split, combine or reclassify the ISG Common Stock except in connection with the Public Offering or any Other Offering;

                           (ii)     sell, otherwise dispose of (including by way
of merger, consolidation, asset or stock disposition, joint venture or otherwise) or encumber assets or businesses that are, individually or in the aggregate, material to ISG, except for (A) dispositions in the ordinary course of business, (B) other dispositions that would not impair or delay the consummation of the transactions contemplated by this Agreement and (C) encumbrances contemplated by the Financing;

                           (iii)    acquire (whether by merger, consolidation,
asset or stock acquisition, joint venture or otherwise) any corporation or other business organization, or any other material assets, other than (A) asset acquisitions in the ordinary course of business and (B) other acquisitions that would not impair or delay the consummation of the transactions contemplated by this Agreement;

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

                           (iv)     (A) merge or consolidate with or into any
Person (other than mergers or consolidations among wholly owned ISG Subsidiaries or described in clause (iii)) or (B) adopt a plan of liquidation, reorganization or dissolution of ISG;

                           (v)      incur, assume or guarantee long-term debt
obligations, other than the Financing and other long-term debt obligations that would not impair or delay the consummation of the transactions contemplated by this Agreement and that would not reasonably be expected to cause an ISG Material Adverse Change;

                           (vi)     make any material change in the accounting
methods or practices followed by ISG and its consolidated ISG Subsidiaries (other than such changes that have been required by law or GAAP);

                           (vii)    make any amendment to the Certificate of
Incorporation or Bylaws of ISG or the comparable organizational documents of any ISG Subsidiary, other than amendments (A) to create the ISG Class B Common Stock to be issued in an Other Offering or in accordance with the terms hereof, or (B) that would not in any way be adverse to the Sellers; or

                           (viii)   agree or commit to do any of the foregoing.

                  (b) Financial Statements. ISG shall provide to Parent, as soon as available, audited financial statements for the period ended December 31, 2002 and, as soon as reasonably practicable and in any event within 20 days after the end of each month, an unaudited consolidated balance sheet of ISG and the ISG Subsidiaries as of the end of such month and the related consolidated statement of operations and statement of cash flows for the month then ended and for the period from the beginning of such fiscal year to the end of such month, prepared in accordance with GAAP, except for normal year-end audit adjustments and the absence of footnote disclosures.

                  (c) Cooperation. Buyer, at its expense, shall use commercially reasonable efforts to (i) obtain all consents and approvals of all Governments and all other Persons, required to be obtained by Buyer to effect the transactions contemplated by this Agreement or any Ancillary Agreement to which Buyer is party and (ii) take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper, consistent with applicable law, to consummate and make effective as soon as possible the transactions contemplated hereby.

                  (d) Adequate Assurances Regarding Acquired Contracts and Required Orders. With respect to each Acquired Contract, Buyer shall provide adequate assurance of the future performance of such Acquired Contract by Buyer. Buyer shall promptly take all actions as are reasonably requested by Sellers to assist in obtaining the Bankruptcy Court's entry of the Sale Order, including, without limitation, furnishing affidavits, financial information or other documents or information for filing with the Bankruptcy Court and making Buyer's Related Persons available to testify before the Bankruptcy Court.

                  (e) Cure of Defaults. At Closing, Buyer shall pay the amount required to cure all defaults and breaches of each Acquired Contract.

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

                  (f) Financing. ISG shall use its commercially reasonable efforts to close the Financing contemplated by the Commitment Letter and obtain funds thereunder necessary to consummate the transactions contemplated by this Agreement. If for any reason ISG cannot obtain the Financing on the terms set forth in the Commitment Letter, ISG shall use its commercially reasonable efforts to obtain the Financing from other sources. In no event shall ISG be required to accept overall terms and conditions for any such replacement Financing that are substantially less favorable to ISG and Buyer than those set forth in the Commitment Letter.

                  (g) Listing of Shares of ISG Common Stock. If the Public Offering shall occur, ISG shall use its commercially reasonable efforts to cause the shares of ISG Common Stock to be issued upon conversion of the ISG Class B Common Stock to be approved for listing on the New York Stock Exchange, Inc. or the National Association of Securities Dealers Automated Quotation System, subject to official notice of issuance, prior to the conversion of the ISG Class B Common Stock.

                  (h) Release of USWA Claims. Prior to the Closing, ISG shall obtain the release of all claims in the Bankruptcy Cases for retiree welfare benefits held by retirees (including their spouses and dependents) represented by the USWA.

                  (i) Management of Expenses. Buyer and ISG shall use commercially reasonable efforts to assist Sellers in minimizing the actual amount of the Specified Liabilities and the Payroll Liabilities.

                  (j) Notice of Certain Events. ISG and Buyer shall promptly notify Parent of, and furnish Parent any information it may reasonably request with respect to, the occurrence of any event or condition or the existence of any fact that would reasonably be expected to cause any of the conditions to Sellers' obligations to consummate the transactions contemplated by this Agreement or by any Ancillary Agreement not to be fulfilled.

                  (k) Environmental Permits. ISG shall periodically notify Sellers of the status of ISG's efforts in obtaining or consummating the transfer to Buyer of any Permit required to operate the Acquired Assets under applicable Environmental Laws.

                  SECTION 5.3.      Other Covenants of Sellers, ISG and Buyer.

                  (a) Litigation Assistance. From and after the Closing Date, at the request and at the sole expense of Sellers, Buyer shall use commercially reasonable efforts to secure the cooperation of Buyer's employees in Sellers' defense of any Asbestos Claims and any postpetition Claims and in Sellers' prosecution of any Claims.

                  (b) Improper Receipt of Payment. From and after the Closing Date, (i) Sellers shall promptly forward to Buyer any and all payments received by Sellers from customers or any other Persons, which constitute part of the Acquired Assets and (ii) Buyer and ISG shall promptly forward to Sellers any and all payments received by Buyer or ISG from customers or any other Persons, which constitute part of the Excluded Assets.

                  (c) PBGC Release. Buyer and Sellers shall use commercially reasonable efforts to obtain, effective as of the Closing, a written release, court order or other document

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

having similar effect of (i) all Claims, Liens and other rights of the PBGC, any Seller Benefit Plan that is subject to Title IV of ERISA, or any trustee thereof, against (A) the Acquired Assets; (B) the assets of the Joint Ventures;
(C) Buyer and its Affiliates; and (D) all non-Debtor Sellers and (ii) all secured Claims and all Claims against Debtors and Debtors' estates under the Bankruptcy Cases entitled to priority under section 507 of the Bankruptcy Code, which Claims, Liens or other rights arise or may in the future arise under Title II or Title IV of ERISA, the Code or otherwise, by reason of any fact or circumstance related to the underfunding or termination of any Seller Benefit Plan (the "PBGC RELEASE"). Buyer's commercially reasonable efforts to obtain the PBGC Release shall include its negotiation and entry into an agreement with the PBGC providing for Buyer's (i) delivery to the PBGC, at the Closing, of ISG Class B Common Stock having a value of not less than $25,000,000 and (ii) agreement that, if the Consideration Shares are not distributed to the Prepetition Claimholders, then Buyer shall deliver to the PBGC a number of shares of ISG Class B Common Stock at least equal to the number of shares of ISG Class B Common Stock that the PBGC would have received upon such distribution (as determined by the PBGC and Buyer).

                  (d) Management of Expenses. Sellers shall use commercially reasonable efforts to minimize the actual amount of the Specified Liabilities and the Payroll Liabilities.

                  (e) Disclosure Supplements. Sellers, on the one hand, shall promptly notify Buyer of, and Buyer and ISG, on the other hand, shall promptly notify Sellers of, and shall promptly supplement or amend the Schedules to this Agreement with respect to, any matter that (i) may arise after the Execution Date and that, if existing or occurring at or prior to the Execution Date, would have been required to be set forth or described in the Schedules to this Agreement or (ii) makes it necessary to correct any information in the Schedules to this Agreement or in any representation and warranty of Sellers, or ISG and Buyer, as applicable, that has been rendered inaccurate thereby. No supplement or amendment to the Schedules to this Agreement or any delivery of Schedules after the Execution Date, unless expressly acknowledged by Buyer or Parent, on behalf of Sellers, as applicable, as a cure or modification, shall be deemed to cure any inaccuracy of any representation or warranty made in this Agreement or modify, affect or diminish Buyer's right to adjust the Purchase Price as provided in Section 2.2(a)(ii), Buyer's right to exclude Contracts as provided in Section 1.6(c) or Buyer's or Sellers' right to terminate this Agreement pursuant to Section 8.1.

                  (f) Joint Ventures. Except as provided in Section 5.3(i) with respect to Parent's interests in Hibbing Land Corporation and Bethlehem Hibbing Corporation, Buyer shall use commercially reasonable efforts to secure, and Parent shall use commercially reasonable efforts to assist Buyer in securing, all Consents necessary to the transfer of Parent's and its subsidiaries' interests in all Joint Ventures to Buyer at the Closing. If any such Consent is not obtained by the Closing, then (i) the Closing shall nonetheless occur and (ii) with respect to any Joint Venture where a Person has exercised its right to acquire or any Person has otherwise purchased Parent's or any subsidiaries' interest in a Joint Venture, Parent shall pay to Buyer, on or after the Closing Date upon receipt thereof, any Net Proceeds received by Parent or its subsidiaries from the transfer of such Joint Venture Interest. If for any reason a Joint Venture Interest cannot be sold or transferred to Buyer or any other Person, Sellers shall cause such Joint Venture Interest to be held in a liquidating trust for the benefit of Buyer.

                  (g) Tax Appeals. As promptly as practicable after the Closing, Sellers shall withdraw all Tax appeals pending against the Town of Burns Harbor, Indiana and Porter County, Indiana.

                  (h) Bulk Sale Compliance. Notwithstanding anything contained in this Agreement, ISG and Buyer hereby waive compliance with any bulk sale rule that relates to any Taxes of Sellers.

                  (i) Transfer of Hibbing Entities. Sellers shall use commercially reasonable efforts to (x) negotiate and conclude a transfer of either (i) all of Parent's equity interests in Hibbing Land Corporation and Bethlehem Hibbing Corporation or (ii) all or substantially all of Hibbing Land Corporation's and Bethlehem Hibbing Corporation's assets to Cleveland-Cliffs Inc, an Ohio corporation, or any of its Affiliates in exchange for consideration consisting solely of cash or the assumption of certain liabilities (the "HIBBING SALE") on terms satisfactory to Parent, Buyer and the Bankruptcy Court and (y) obtain any Consent that may be necessary in connection therewith. Buyer shall promptly upon request by Sellers directly pay or reimburse all expenses of Sellers in negotiating and concluding the Hibbing Sale, including, without limitation, all of Sellers' legal fees and expenses, whether or not the Hibbing Sale is consummated. Sellers shall use commercially reasonable efforts to conclude the Hibbing Sale on the Closing Date and to assist Buyer in any negotiations between Buyer and Cleveland-Cliffs Inc or other parties ancillary to the Hibbing Sale. If the Hibbing Sale is not concluded on the Closing Date, Sellers shall assign all of Parent's equity interest in Hibbing Land Corporation and either (i) all of Parent's equity interest in Bethlehem Hibbing Corporation or (ii) all or substantially all of Bethlehem Hibbing Corporation's assets to Buyer and shall assign any agreements related to the Hibbing Sale to Buyer. Sellers shall not obligate themselves to conclude the Hibbing Sale or to agree to any payment to Cleveland-Cliffs Inc in lieu of the Hibbing Sale absent the prior written approval of Buyer and the Bankruptcy Court.

                  (j) Chapter 11 Filings. At Buyer's request, Sellers shall file cases under chapter 11 of the Bankruptcy Code for any non-Debtor Seller; provided, however, that in the case of any non-Debtor Seller other than a Railroad Subsidiary, such request must be made within 15 days of the Execution Date (any non-Debtor Seller with respect to which a chapter 11 filing is made pursuant to this Section 5.3(j), a "NEWLY FILED ENTITY"). In such an event, Buyer shall pay all costs and expenses of the estates of any Newly Filed Entity, as applicable, entitled to treatment as administrative expenses pursuant to section 503 of the Bankruptcy Code, including the funding of any pre-filing retainers. In connection with Buyer's request to file any case and thereafter during the pendency of any such case, Buyer and Sellers will keep each other reasonably informed of facts relevant to the cases and their management, and Sellers shall use commercially reasonable efforts to achieve Buyer's objectives in any such case.

                  SECTION 5.4.      Employment Covenants and Other Undertakings.

                  (a) Employee Benefits. Sellers shall retain all liabilities and obligations in respect of their past, present and future employees under applicable laws and the Seller Benefit Plans (which, for the avoidance of doubt, do not include the Acquired Benefit Plans). Without limiting the generality of the foregoing or of Section 1.4(d) or Section 1.4(e), Buyer shall have no liability or obligation whatsoever under the Seller Benefit Plans nor shall Buyer assume the sponsorship of the Seller Benefit Plans. Sellers shall retain sponsorship and all of their rights and obligations under all of the Seller Benefit Plans. Prior to or upon commencement of employment with Buyer of any employees of Sellers hired by Buyer as of or after the Closing, Buyer shall offer such employees and their dependents employee benefits on such terms and conditions as Buyer may, in its sole discretion, determine, including, without limitation, such terms and conditions as Buyer may in its sole discretion agree with the USWA or with any other labor organization representing such employees.

                  (b) Future Employment. Buyer, in its sole discretion, may offer employment from and after the Closing to such employees or former employees of any Seller, and on such terms and conditions as required by an Acquired Contract or as Buyer may determine, in its sole discretion, including, without limitation, such terms and conditions as Buyer may in its sole discretion agree with the USWA or with any other labor organization representing such employees.

                  (c) No Right to Employment. Nothing herein expressed or implied shall confer upon any of the employees of the Sellers, the Buyer or any of their or its respective Affiliates, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement. Except as required by law or labor agreement, Buyer shall not be required to hire any employee of Sellers after the Closing, and the employment of any such employees may be terminated after the Closing in accordance with the applicable law or labor agreement.

                  (d) Employment Records. Except as otherwise provided in the Transition Services Agreement and for those records required by law to be maintained by Buyer, Sellers shall use commercially reasonable efforts to remove the Employment Records from the Real Property as soon as practicable after Sellers no longer require the use of such Employment Records. Any Employment Records remaining on the Real Property after Sellers no longer require the use of such Employment Records may be disposed of or destroyed by Buyer and without any notice to any Person, except as otherwise required by law.

                  (e) Labor Matters. During the period between the Execution Date and the Closing Date, Buyer and Sellers shall reasonably cooperate on labor matters to effect the transactions contemplated by this Agreement and the orderly transition of the operations of the Acquired Assets from Sellers to Buyer.

                  (f) Plant Closing Laws. Sellers shall provide a contingent notice to all affected employees of Sellers in compliance with the WARN Act in a form subject to the review and comment of Buyer.

                  (g) Other Obligations. Except as otherwise required by law, neither Buyer nor its Affiliates shall be obligated to provide any severance, separation pay, or other payments or benefits to any employee of any Seller on account of any termination of such employee's employment on or before the Closing Date, and such benefits (if any) shall be payable by Sellers.

                  (h) COBRA Notices. Sellers shall, either directly or through a third party at Sellers' expense, provide all notices required to be provided by Sellers under COBRA, subject to the review and comment of Buyer, including, but not limited to, notices required as a result of the event described under Code Section 4980B(f)(3)(F). Such notices shall include information with regard to an individual's ability to receive the tax credit provided under Code Section 35. Sellers shall at Buyer's reasonable request include with any notice described in this Section 5.4(h) any materials requested by Buyer in a timely manner, which materials shall be subject to Parent's review and comment. If the materials included at Buyer's request with the notice described in this
Section 5.4(h) increase the cost of such notice, Buyer shall be responsible for paying the amount equal to such increase in cost.

                  (i) Employee and Retiree Information. In connection with any obligation Buyer may have to any employees, former employees and retirees of Sellers after the Closing Date, Sellers shall provide to Buyer, in a format reasonably acceptable to Buyer, the name, social security number and years of service, most recent job position, seniority and most recent annual salary or wage rate of each employee, retiree and any former employee with reemployment or recall rights of Sellers and the name or names of each such employee's, retiree's and former employee's spouse and dependents. Sellers shall provide to Buyer additional information with regard to employees, former employees and retirees of Sellers as Buyer may reasonably request in connection with any obligation Buyer may have to such employees, former employees and retirees of Sellers after the Closing Date.

                  (j) COBRA Continuation Coverage. Subject to the following sentence, Sellers (or their designee) shall provide the continuation coverage pursuant to COBRA, through a plan reasonably acceptable to ISG, to any of Sellers' former employees who elect such coverage, if entitled to do so, under COBRA. Such coverage shall continue until the earliest of (i) September 30, 2003, (ii) the date on which the maximum coverage period ends pursuant to Sections 4980B(f)(2)(B)(i), (iii), (iv) and (v) of the Code and (iii) the date on which ISG directs Sellers (or their designee) to stop providing such coverage; provided, however, that such direction shall not cause Sellers to be in violation of any agreement with the USWA. During the period that Sellers (or their designee) provide continuation coverage pursuant to COBRA, Sellers (or their designee) shall charge persons who elect such coverage the maximum premium permitted under COBRA. ISG shall, as promptly as practical and in any event within 15 days of receipt of the information described in the next sentence, reimburse Sellers (or their designee) for the difference between the Sellers' cost of providing the continuation coverage pursuant to this Section 5.4(j) in connection with any claims arising after the Closing (including, without limitation, the administrative cost) and the premiums for such coverage. Sellers (or their designee) shall provide ISG with data sufficient to permit ISG to provide the reimbursement in accordance with the foregoing sentence.

                  SECTION 5.5. Covenants Relating to Public Offering and the Financing. From and after the Motion Date, in connection with (i) the Financing, (ii) the Public Offering, and (iii) any Other Offering, Sellers shall cooperate with ISG and Buyer in all reasonable respects in connection with efforts by ISG and Buyer to complete the Financing, the Public Offering and any Other Offering, including with respect to (x) the preparation and filing with the SEC of the Registration Statement or, in the case of any private placement, a private placement memorandum or similar document (an "OFFERING MEMORANDUM") and (y) access to all financial and other information in possession of Sellers reasonably necessary in connection therewith upon reasonable advance notice; (b) make available, upon reasonable advance notice, the senior management of Sellers for their participation in any "road shows" or other meetings with potential financing sources or investors for the Financing, the Public Offering and any Other

Offering and assist with responding to questions and inquiries of financing sources and investors regarding the Financing, the Public Offering and any Other Offering; (c) upon the discovery or occurrence of any event which causes any prospectus included in the Registration Statement or the Offering Memorandum (or amendment or supplement thereto) to contain any untrue statement of a material fact or to omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly notify ISG and Buyer of such event and use their commercially reasonable efforts to assist ISG and Buyer in preparing and filing with the SEC an appropriate amendment or supplement to the Registration Statement (and any prospectus contained therein) or the Offering Memorandum and, in the case of the Registration Statement, filing the same with the SEC; (d) deliver to ISG and Buyer all financial statements of Sellers, including historical audited and unaudited consolidated balance sheets and related combined statements of net income and cash flows (including selected financial data), to be included or incorporated into the Registration Statement, to the extent required by the rules and regulations of the SEC (as interpreted by the SEC) to be included therein (or in the case of a private placement, as would be required for a registered offering of similar securities) which financial statements and other information shall comply with the requirements of Regulation S-X and GAAP, and such other financial statements and information as otherwise may be reasonably requested by any financing source in connection with the Financing, the Public Offering and any Other Offering for inclusion in the Registration Statement or the Offering Memorandum not later than the date such financial statements and information are so required; (e) if the rules and regulations of the SEC require financial statements (including pro forma financial statements) to be provided in the Registration Statement (or in the case of a private placement, as would be required for a registered offering of similar securities) that do not conform to the historical financial statements prepared by Sellers, deliver such financial information and provide ISG and Buyer with such reasonable assistance, as is required to prepare the additional financial statements required by the SEC rules and regulations not later than the date such financial statements are so required; (f) use commercially reasonable efforts to cause Sellers' independent public accountants to conduct all reviews and provide all financial reports and information required by the SEC rules and regulations, or as may otherwise be customary for transactions such as the Financing, the Public Offering and any Other Offering, including customary "comfort" letters, to be completed in connection with the preparation of, or incorporated into, the Registration Statement or the Offering Memorandum and to provide ISG and Buyer with access to all work papers and documents used to conduct such reviews and provide such financial reports and information; (g) reasonably assist ISG and Buyer with the hosting of one or more meetings with ISG and Buyer's prospective arrangers, agents and lenders in connection with the Financing, the Public Offering and any Other Offering; (h) reasonably assist with the preparation of one or more confidential memoranda and other marketing materials to be used in connection with the syndication of the credit facilities contemplated by the Financing, the Public Offering and any Other Offering; and (i) use commercially reasonable efforts to assist ISG and Buyer in obtaining ratings of the credit facilities contemplated by the Financing or any debt securities to be issued in any Other Offering, including, without limitation, to cause Sellers' senior management to meet with such ratings agencies. Sellers shall pay all out-of-pocket expenses incurred by Sellers in taking any actions contemplated by this Section 5.5.

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

                  SECTION 5.6.      Covenants Relating to Railroad Subsidiaries.

                  (a) Buyer shall make or cause to be made all filings with and submissions to the Surface Transportation Board under the ICC Termination Act, and all notices that may be required in connection therewith, that are required in connection with the consummation of the transactions contemplated by this Agreement in respect of the acquisition of the Railroad Subsidiaries' assets. Sellers shall have the right to review and approve all documents prior to filing. Buyer, at its own expense, shall oppose any petition to reopen, reconsider or stay a regulatory order or authorization approving or exempting the transactions contemplated hereby, and shall defend any related judicial action (including any appeal of a regulatory order or exemption). Buyer shall pay 100% of the filing fees in connection with such filings and submissions. Sellers, at their own expense, shall assist and support, and shall cause the Railroad Subsidiaries to assist and support Buyer in the preparation of such filings and submissions, opposition to any petition to reopen, reconsideration or stay or regulatory order or authorization approving or exempting the transactions contemplated hereby, and defense in any judicial action.

                  (b) The parties have entered into this Agreement on the premise that the acquisitions of the Railroad Subsidiaries' assets will not be subject to labor protective provisions imposed by the Surface Transportation Board. In the event labor protective conditions should be imposed, subject to Buyer's right to appeal and its rights under Section 5.6(a), Buyer shall be responsible for the costs of, and shall reimburse Sellers for, any payments required to be made to employees of Buyer or Sellers under the imposed conditions.

                  (c) If, as of the Closing Date, (x) the Railroad Subsidiaries can convey all of their respective Acquired Assets free and clear of all Liens (and the condition contained in Section 7.2(k) has been satisfied), but the approvals or exemptions from the Surface Transportation Board of the transaction contemplated by this Agreement in respect of the Railroad Subsidiaries' assets shall not have been obtained or shall not have become effective with conditions that are acceptable to Buyer in its reasonable discretion, or (y) if Buyer exercises its right under Section 5.3(j) to cause Sellers to file a case under chapter 11 of the Bankruptcy Code for any Railroad Subsidiary and Sellers have not obtained the release described in Section 7.2(k)(i) or, alternatively, are not able to convey the Railroad Subsidiaries' assets as contemplated by Section 7.2(k)(ii), then Buyer shall elect by notice to Sellers, with respect to any Railroad Subsidiary, either to eliminate the assets of such Railroad Subsidiary from the Acquired Assets without any adjustment to the Purchase Price, in which event such Railroad Subsidiary shall cease to be a Seller or (ii) until the later of the election in Section 5.6(c)(ii)(C) below or the first anniversary of the Closing Date, require Sellers to (A) continue to operate the Railroad Subsidiary in the ordinary course of business or as otherwise reasonably directed by Buyer (which reasonable directions may include any staffing changes not violative of any collective bargaining Contract to which any Railroad Subsidiary is a party, but which may not constitute common control of the Railroad Subsidiary and any railroads under the control of Buyers, under regulations and decisions of the Surface Transportation Board); (B) enter into any reasonable arrangement designed to provide Buyer with the benefits of Sellers' ownership of the Railroad Subsidiaries' assets (which benefits shall include both use of, and income from, Sellers' ownership of the Railroad Subsidiaries' assets) and have Buyer bear the costs and expenses relating thereto; and at Buyer's request, convey the Railroad Subsidiaries' assets, for aggregate consideration of one dollar, to Buyer, any Affiliate of Buyer or any other Person as

Buyer may request immediately following the receipt or the effectiveness of the required approvals or exemptions from the Surface Transportation Board (or removal of any condition on the approval or exemption that was not acceptable to Buyer) allowing for such conveyance to such Person, by delivery of such bills of sale, instruments of assignment and assumption or other instruments or documents in form and substance mutually acceptable to Sellers and Buyer; provided, however, that in the case where Section 7.2(k)(ii) is applicable, such actions by the Railroad Subsidiary shall be subject to such Railroad Subsidiary obtaining any requisite Bankruptcy Court approvals. Notwithstanding anything to the contrary herein, this Agreement shall not constitute an agreement to assign the Railroad Subsidiaries' assets prior to the receipt or the effectiveness of the required approvals or exemptions from the Surface Transportation Board. In the event Buyer does not make the election under Section 5.6(c)(ii)(C) on or before the first anniversary of the Closing Date, then Buyer will be deemed to have made the election under Section 5.6(c)(i).

                  (d) Transition of Railroad Subsidiaries Operations. Each of the Railroad Subsidiaries will make an inventory of all cars on their respective lines as of 12:01 a.m. on the Closing Date (or such later closing date as may be scheduled pursuant to Section 5.6(c)(ii)(C)), and shall have possession of all of such cars transferred to the respective Buyer via the RMI car record system.

                  SECTION 5.7.      Consideration Shares.

                  (a) The parties intend this Agreement to constitute a "plan" within the meaning of Section 368(a)(1)(G) of the Code with respect to the transfer of each Debtor Seller's Acquired Assets and Assumed Liabilities to Buyer.

                  (b) The Debtors will use their best efforts to, and Buyer shall use commercially reasonable efforts to assist the Debtors to, formulate and obtain confirmation of a plan of liquidation (as defined in chapter 11 of the Bankruptcy Code) providing that, after payment in full of all Claims that are or will be entitled to secured or priority treatment under sections 506 or 507 of the Bankruptcy Code, the Consideration Shares and the Avoidance Assets shall be distributed to the holders of prepetition general unsecured claims (the "PREPETITION CLAIMHOLDERS") in satisfaction of such claims (a "POL").

                  (c) Sellers shall have the right to (i) transfer the Consideration Shares solely to the Prepetition Claimholders pursuant to a POL at any time prior to July 1, 2004, (ii) transfer the Consideration Shares to Buyer as provided in Section 5.7(d) and (iii) grant the rights granted under Section 5.7(e). Except as provided in the prior sentence, Sellers shall not sell, assign, transfer or otherwise convey, grant or suffer to exist any Lien on, or any right of any Person in respect of, the Consideration Shares, or any interest therein or any of them.

                  (d) If the Consideration Shares are not distributed solely to the Prepetition Claimholders prior to July 1, 2004, or if at any time prior to July 1, 2004 any plan of liquidation or plan of reorganization (each as defined in chapter 11 of the Bankruptcy Code) not meeting the criteria set forth in Section 5.7(b) (an "ALTERNATIVE PLAN") is confirmed, then on July 1, 2004 or the effective date of the Alternative Plan as the case may be, Sellers, jointly and severally, shall either (i) pay $15,000,000 to Buyer, by wire transfer of immediately available funds to an account designated by Buyer or (ii) deliver the Consideration Shares to Buyer.

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

                  (e) At the Closing, Sellers shall grant to Buyer, as security for Sellers' performance of their obligations under this Section 5.7, a first priority security interest in the Consideration Shares. Sellers acknowledge that Sellers' obligations under this Section 5.7 are an expense necessary to the administration of their estates and are entitled to administrative priority senior to all administrative claims as provided in the Bankruptcy Sale Order. The security interest to be granted by Sellers under this
Section 5.7(e) shall terminate upon confirmation of a POL by the Bankruptcy Court prior to July 1, 2004 or satisfaction by Sellers of their obligation under
Section 5.7(c).

                  (f) Sellers shall use best efforts to cause the Bankruptcy Sale Order to authorize the grant of the security interest by Sellers described in Section 5.7(e). At Buyer's request and expense, Sellers shall take any other actions reasonably necessary to perfect the security interest granted pursuant to Section 5.7(e) (other than to deliver possession of the Consideration Shares to Buyer). In addition, Sellers hereby authorize Buyer, at Buyer's expense, to file any financing statements against Sellers under the UCC that Buyer reasonably deems necessary to perfect, when granted, the security interest to be granted by Sellers pursuant to Section 5.7(e).

                                ARTICLE 6. TAXES

                  SECTION 6.1. Taxes Related to Purchase of Acquired Assets. All Taxes, including, without limitation, all state and local Taxes in connection with the transfer of the Acquired Assets, and all recording and filing fees (collectively, "TRANSACTION TAXES"), that may be imposed by reason of the sale, transfer, assignment and delivery of the Acquired Assets and that are not exempt under section 1146(c) of the Bankruptcy Code, shall be borne 50% by Buyer and 50% by Sellers. Buyer and Sellers shall cooperate to (a) determine the amount of Transaction Taxes payable in connection with the transactions contemplated under this Agreement, (b) provide all requisite exemption certificates and (c) prepare and file any and all required Tax Returns for or with respect to such Transaction Taxes with any and all appropriate Government taxing authorities.

                  SECTION 6.2. Cooperation on Tax Matters. Buyer and Sellers shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Acquired Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any Government relating to Tax matters.

                  (b) Buyer shall retain possession of all accounting, business, financial and Tax records and information (i) relating to the Acquired Assets or the Assumed Liabilities that are in existence on the Closing Date and transferred to Buyer hereunder and (ii) coming into existence after the Closing Date that relate to the Acquired Assets or the Assumed Liabilities before the Closing Date, for a period of at least three years from the Closing Date. Buyer shall give Sellers notice and an opportunity to retain any such records in the event that Buyer determines to destroy or dispose of them after such period. In addition, from and after the Closing Date, Buyer shall provide access to Parent, on behalf of Sellers, and its Related Persons (after reasonable notice and during normal business hours and without charge), to the books, records, documents and other information relating to the Acquired Assets or the Assumed Liabilities as Parent may reasonably deem necessary to (i) properly prepare for, file, prove, answer, prosecute and/or defend any such Tax Return, claim, filing, tax audit, tax protest, suit, proceeding or answer or (ii) administer or complete any cases under chapter 11 of the Bankruptcy Code of Parent or the other Sellers. Such access shall include, without limitation, access to any computerized information retrieval systems relating to the Acquired Assets or the Assumed Liabilities.

                  SECTION 6.3. Purchase Price Allocation. (a) The Purchase Price shall be allocated among all of Sellers in proportion to the relative fair market values of each of their Acquired Assets, net of their Assumed Liabilities. A pro rata portion of cash and Consideration Shares, if any, paid pursuant to this Agreement shall be deemed received by each Seller for each of its Acquired Assets, net of its Assumed Liabilities.

                  (b) If a sale contemplated under this Agreement by a Seller to Buyer does not qualify as a transaction described in Section 368(a)(1)(G) of the Code, then the portion of the Total Consideration allocated to that Seller shall be further allocated among the Seller's Acquired Assets, in each case consistent with Section 1060 of the Code in the manner agreed to by Parent and Buyer (the "ALLOCATION"). Not less than 25 Business Days prior to the Closing Date, Buyer shall deliver to Parent a proposed Allocation. Within 20 Business Days after receipt of the proposed Allocation, Parent shall notify Buyer of any objections it has to the proposed Allocation. If Parent fails to provide notice of its objection to the Allocation within the 20-day period, then the proposed Allocation will be deemed to be accepted by Sellers for purposes of this Section 6.3. After Buyer receives notice of any of Parent's objections to the Allocation, Parent and Buyer shall use their commercially reasonable efforts to agree on the Allocation on or prior to the Closing Date. If Buyer and Parent cannot agree on the Allocation on or prior to the Closing Date, their disputes relating to the Allocation shall be submitted to arbitration before the Accounting Referee after the Closing. Where a dispute is submitted to the Accounting Referee under this Section 6.3, the Accounting Referee shall make its determination in writing as promptly as practicable (but in any case no later than 30 days from the date of engagement of the Accounting Referee regarding this dispute), which shall be binding upon the parties hereto. The cost of the Accounting Referee's review and determination shall be borne equally by Buyer and Parent. Sellers and Buyer shall cooperate in filing with the IRS their respective Forms 8594 as provided for in Section 1060 of the Code on a basis consistent with the Allocation and, except to the extent otherwise precluded by law, the Allocation shall be reflected on any Tax Return required to be filed as a result of the transactions contemplated hereby.

            ARTICLE 7. CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES

                  SECTION 7.1. Conditions Precedent to Performance by Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which (other than the conditions contained in Section 7.1(c)) may be waived by Parent, on behalf of Sellers, in its sole discretion:

                  (a) Representations and Warranties of Buyer and ISG. The representations and warranties of ISG and Buyer made in Section 4.2 and Section
4.3 of this Agreement, in each
case, shall be true and correct as of the Execution Date and as of the Closing Date as though made by ISG and Buyer again as of the Closing Date, except to the extent (i) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date and (ii) any inaccuracies in such representations and warranties would not, individually or in the aggregate, reasonably be expected to result in an ISG Material Adverse Effect.

                  (b) Performance of the Obligations of ISG and Buyer. Each of ISG and Buyer shall have performed in all material respects all obligations required under this Agreement or any Ancillary Agreement to which it is party which are to be performed by it on or before the Closing Date (except with respect to the obligation to pay the Total Consideration in accordance with the terms of this Agreement and any obligations qualified by materiality, which obligations shall be performed in all respects as required under this Agreement).

                  (c) Governmental Consents and Approvals. The Bankruptcy Court shall have entered the Bankruptcy Sale Order, the Bankruptcy Sale Order shall be in full force and effect, and no order staying, reversing, modifying, vacating or amending the Bankruptcy Sale Order shall be in effect on the Closing Date.

                  (d) No Violation of Orders. No preliminary or permanent injunction or other order of any court or Government that declares this Agreement invalid or unenforceable in any material respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

                  (e) No Litigation. There shall not be pending or threatened in writing by any Government any suit, action or proceeding, (i) challenging or seeking to restrain, prohibit, alter or materially delay the consummation of any of the transactions contemplated by this Agreement or (ii) seeking to obtain from Sellers or any of their Affiliates any damages in connection with the transactions contemplated hereby.

                  (f) PBGC Release. The PBGC Release shall have been obtained.

                  (g) Health Insurance. Sellers' obligation to provide health (other than pursuant to COBRA) and life insurance benefits for retirees formerly represented by the USWA shall have been terminated or shall terminate effective no later than the Closing Date.

                  (h) No Material Adverse Effect. There shall not have occurred any event, fact or circumstance, that has had, in the aggregate, an ISG Material Adverse Effect.

                  (i) Closing Deliveries. Buyer shall have made the deliveries contemplated under Section 3.3.

                  Section 7.2. Conditions Precedent to the Performance by ISG and Buyer. The obligations of ISG and Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which (other than the conditions contained in Section 7.2(c)) may be waived by Buyer, in its sole discretion:

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                  (a)      Representations and Warranties of Sellers. The
representations and warranties of Sellers made in Section 4.1 of this Agreement shall be true and correct as of the Execution Date and as of the Closing Date as though made by Sellers again as of the Closing Date, except to the extent (i) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date and (ii) any inaccuracies in such representations and warranties would not, individually or in the aggregate, reasonably be expected to result in a Seller Material Adverse Effect.

                  (b) Performance of the Obligations of Sellers. Sellers shall have performed in all material respects all obligations required under this Agreement or any Ancillary Agreement to which any Seller is party to be performed by Sellers on or before the Closing Date (except with respect to any obligations qualified by materiality, which obligations shall be performed in all respects as required under this Agreement).

                  (c) Governmental Consents and Approvals. The Orders shall have been entered and become Final Orders; provided, however, that the conditions contained in this Section 7.2(c) shall be satisfied notwithstanding the pendency of an appeal if (i) the effectiveness of the Bankruptcy Sale Order has not been stayed and (ii) the sole reason that the Bankruptcy Sale Order has not become a Final Order is because of an appeal challenging the transaction free and clear of the liabilities described in Section 1.4(h).

                  (d) No Violation of Orders. No preliminary or permanent injunction or other order of any court or Government that declares this Agreement invalid in any material respect or prevents the consummation of the transactions contemplated hereby shall be in effect.

                  (e) No Litigation. There shall not be pending or threatened in writing by any Government any suit, action or proceeding, (i) challenging or seeking to restrain, prohibit, alter or materially delay the consummation of any of the transactions contemplated by this Agreement, (ii) seeking to obtain from Buyer or any of its Affiliates any damages in connection with the transactions contemplated hereby or (iii) seeking to prohibit Buyer or any of its Affiliates from effectively controlling or operating any portion of the Acquired Assets.

                  (f) No Material Adverse Change. Since December 31, 2002, there shall not have been any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position or stockholders' equity of ISG, Parent or their respective subsidiaries that is determined by any of the Agents (as defined in the Commitment Letter) in their reasonable discretion to have had a Lender Material Adverse Effect.

                  (g) No Adverse Change in Capital Markets. Since the Execution Date, there shall not have occurred any adverse change or disruption in the financial, banking or capital markets (including, without limitation, the markets for loans to or debt securities issued by companies similar to ISG, Buyer or Sellers) which has had or would reasonably be expected to have a Lender Material Adverse Effect, as such occurrence has been determined by UBS or GSCP (each as defined in the Commitment Letter), in their reasonable discretion.

                  (h) Third Party Consents and Approvals. Those Consents listed on Schedule 4.1(g)) as being closing conditions shall have been obtained.

                                       49

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                  (i)      Title Insurance. The Title Company shall have issued
(or advised Buyer in writing that it will issue), upon Buyer's payment of the cost therefor and all fees and expenses of the Title Company and upon Sellers' delivery of all customary documents, certificates and instruments reasonably required by the Title Company, an ALTA (or local equivalent) owner's policy of title insurance or a signed marked up binder in respect thereof, dated the Closing Date for each of the Owned Real Properties listed on Schedule 1.1(b) as requiring title insurance, insuring in Buyer or its designee the interest being acquired by Buyer in each property, subject only to Permitted Liens (specifically deleting the standard exceptions other (i) than the standard survey exception except for properties where Buyer has obtained a survey and
(ii) the parties-in-possession exception; provided, however, that Sellers shall nonetheless agree to make a reasonable knowledge-based representation for the Title Company as to parties-in-possession as part of the customary title affidavit requested by the Title Company) and including such endorsements as are available in the particular states in which the properties are located and as Buyer or its lenders may reasonably require, and in each case in an amount not less than the portion of the Total Consideration allocated to the property being insured thereunder.

                  (j) PBGC Release. The PBGC Release shall have been obtained.

                  (k) Coal Act. Either Sellers shall have obtained a release, in form and substance reasonably satisfactory to Buyer in its sole discretion, of all liabilities and obligations arising under the Coal Act (including, without limitation, liability as a successor or as a successor-in-interest) for (A) any Person any equity of which is purchased and sold pursuant to this Agreement and (B) any Person that acquires any Acquired Assets pursuant to this Agreement and its present and future Affiliates and successors-in-interest (solely with respect to liabilities and obligations under the Coal Act arising out of or in connection with the Acquired Assets or any business conducted therewith), or every Seller that has any liability or obligation (including, without liability, control group liability) under the Coal Act shall have commenced, at the expense of Buyer, a case under chapter 11 of the Bankruptcy Code and at the Closing all of the Acquired Assets of each such Seller shall be conveyed pursuant to sections 105, 363 and 365 of the Bankruptcy Code, as applicable, on the terms set forth in the Bankruptcy Sale Order.

                  (l) Closing Deliveries. Sellers shall have made the deliveries contemplated under Section 3.2.

                             ARTICLE 8. TERMINATION

                  SECTION 8.1. Conditions of Termination. This Agreement may be terminated only in accordance with this Section 8.1. This Agreement may be terminated at any time before the Closing as follows:

                  (a)      By mutual written consent of Parent, ISG and Buyer;

                  (b) By Parent by notice to Buyer, or by Buyer by notice to Parent, on or after the date that is six months after the Execution Date (the "TERMINATION DATE"), if the Closing shall not have occurred on or prior to the Termination Date; provided, however, that a party shall not have the right to terminate this Agreement under this Section 8.1(b) if any Seller (in case of termination by Parent) or Buyer or ISG (in case of termination by Buyer) is then in material breach of this Agreement;

                  (c) By Parent by notice to Buyer, or by Buyer by notice to Parent, if any injunction or other order contemplated by Section 7.1(d) and
Section 7.2(d) shall have become effective; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1 has used its commercially reasonable efforts to remove such injunction or other order;

                  (d) By Parent, by notice to Buyer, if Parent has previously provided Buyer with notice of any inaccuracy of any representation or warranty contained in Section 4.2 or Section 4.3, which inaccuracy could reasonably be expected to result in, individually or in the aggregate with the results of other inaccuracies, an ISG Material Adverse Effect, or a material failure to perform any covenant of ISG or Buyer contained in this Agreement or any Ancillary Agreement to which ISG or Buyer is party, and ISG or Buyer, as applicable, has failed, within 10 days after such notice, to remedy such inaccuracy or perform such covenant or provide reasonably adequate assurance to Parent of ISG's or Buyer's ability, as applicable, to remedy such inaccuracy or perform such covenant; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 8.1(d) if any Seller is then in material breach of this Agreement;

                  (e) By Buyer, by notice to Parent, if Buyer has previously provided Parent with notice of any inaccuracy of any representation or warranty of Sellers contained in Section 4.1, which inaccuracy could reasonably be expected to result in, individually or in the aggregate with the results of other inaccuracies, a Seller Material Adverse Effect, or a material failure to perform any covenant of Sellers contained in this Agreement or any Ancillary Agreement to which any Seller is party, and Sellers have failed, within 10 days after such notice, to remedy such inaccuracy or perform such covenant or provide reasonably adequate assurance to Buyer of Sellers' ability to remedy such inaccuracy or perform such covenant; provided, however, that Buyer shall not have the right to terminate this Agreement under this Section 8.1(e) if ISG or Buyer is then in material breach of this Agreement;

                  (f) By Buyer, by notice to Parent, if any event, fact or circumstance identified in Section 7.2(f) or Section 7.2(g) shall have occurred; provided, however, that Buyer shall not have the right to terminate this Agreement under this Section 8.1(f) if ISG or Buyer is then in material breach of this Agreement.

                  (g) By Buyer, by notice to Parent, if (i) the Bidding Procedures and Sale Motion is not filed with the Bankruptcy Court on the Execution Date or within two Business Days after the Execution Date, (ii) the Bidding Procedures Order (in the form attached as Exhibit C or in other form satisfactory to Buyer) is not entered by the Bankruptcy Court within 25 days of the Execution Date or (iii) the Bankruptcy Sale Order (in the form attached as Exhibit A or in other form satisfactory to Buyer) is not entered by the Bankruptcy Court within 60 days of the Execution Date.

                  (h) Automatically, if Sellers consummate an Alternative Transaction.

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

                  SECTION 8.2.      Effect of Termination; Remedies.

                  (a) In the event of termination pursuant to Section 8.1, this Agreement shall become null and void and have no effect (other than Article 8, Article 11 and Article 12, which shall survive termination), with no liability on the part of Sellers, ISG or Buyer, or their respective Affiliates or respective Related Persons, with respect to this Agreement or any Ancillary Agreement, except for any liability provided for in this Article 8.

                  (b) If this Agreement is terminated pursuant to Section 8.1(a), Section 8.1(b), Section 8.1(c), Section 8.1(f) or Section 8.1(g) then, within two Business Days after such termination, (i) the Performance Deposit, together with any interest accrued thereon, shall be returned to Buyer and (ii) in the case of termination pursuant to Section 8.1(a) in circumstances where, at the time of such termination, the PBGC Release shall not have been obtained, the Parent shall pay to Buyer 50% of the Expense Reimbursement in cash, up to a maximum of $2,500,000.

                  (c) If this Agreement is terminated pursuant to Section 8.1(d), then, within two Business Days after such termination, the Performance Deposit, together with any interest accrued thereon, shall be paid to Sellers in accordance with the terms of the Performance Escrow Agreement.

                  (d) If this Agreement is terminated pursuant to Section 8.1(e), then, within two Business Days after such termination, (i) the Performance Deposit, together with any interest accrued thereon, shall be returned to Buyer in accordance with the terms of the Performance Escrow Agreement and (ii) Parent shall pay to Buyer the Expense Reimbursement in cash.

                  (e) If this Agreement is terminated pursuant to Section 8.1(h) then, within two Business Days after such termination, (i) the Performance Deposit, together with any interest accrued thereon shall be returned to Buyer in accordance with the terms of the Performance Escrow Agreement and (ii) Parent shall pay to Buyer a break-up fee in cash equal to $27,000,000 (the "BREAK-UP FEE") and the Expense Reimbursement in cash.

                  (f) Any payments of the Breakup Fee or Expense Reimbursement under this Section 8.2 shall be made by Parent, on behalf of Sellers, by wire transfer of immediately available funds to an account designated in writing by Buyer. The Breakup Fee and the Expense Reimbursement shall be payable directly from and secured by the cash component consideration of the Alternative Transaction.

                  SECTION 8.3. Exclusive Remedy. Prior to the Closing Date, the parties' sole and exclusive remedies for any claim arising out of or in connection with this Agreement shall be termination in accordance with this
Article 8.

                     ARTICLE 9. SURVIVAL AND INDEMNIFICATION

                  SECTION 9.1. Survival; Indemnification. None of the representations and warranties of Sellers, ISG and Buyer made in this Agreement shall survive the Closing Date and all of such representations and warranties shall be extinguished by the Closing. All covenants and agreements of the parties contained in this Agreement shall survive the Closing, except that

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

Sellers shall have no monetary obligation to ISG or Buyer for breach of any covenant or agreement other than insofar as may arise under Section 3.4 or any other affirmative obligation of Seller to make any payment under this Agreement. If the Closing occurs, Buyer shall indemnify and hold harmless Sellers and their respective Affiliates and Related Persons against any and all losses, liability, expense or damage that result from or arise out of (a) the Assumed Liabilities,
(b) all Taxes arising (i) as a result of the transactions contemplated by this Agreement, (ii) during the period beginning on the Closing Date and ending on the last day of the Debtors' Bankruptcy Cases, in each case, only where such Taxes would not have otherwise been due had the sales by the Debtors to Buyer not qualified as transactions described in Section 368(a)(1)(G) of the Code, and
(iii) as a result of any indemnity payment made under this clause (b), (c) Buyer's failure to obtain the transfer to Buyer of the Permits that are required to operate the Acquired Assets under the applicable Environmental Laws or any post-Closing violation of any such Permit and (d) relating to or arising out of the continued operation of the Railroad Subsidiaries between the Closing Date and the date on which Buyer either closes on the purchase of the assets of the Railroad Subsidiaries or elects to eliminate such assets from the Acquired Assets.

                  SECTION 9.2. Specific Performance. Each party acknowledges that in case of any breach of their covenants or other obligations (other than Buyer's covenants and obligations contained in Section 2.2(c), as to which Section 9.3 specifies the exclusive remedy) contained herein, the others would suffer immediate and irreparable harm, which money damages would be inadequate to remedy, and accordingly, in case of any such breach each non-breaching party shall be entitled to obtain specific performance and other equitable remedies, in addition to other remedies provided in this Article 9.

                  SECTION 9.3. Remedy for Deferred Purchase Price Payment. Sellers' sole and exclusive remedy for Buyer's breach of its covenants or other obligations contained in Section 2.2(c) shall be those remedies provided at law.

                  SECTION 9.4. Exclusive Remedy. Following the Closing Date, the parties' sole and exclusive remedies for any claim arising out of or in connection with this Agreement shall be those set forth in this Article 9.

                         ARTICLE 10. BIDDING PROCEDURES

                  SECTION 10.1.     Bidding Procedures.

                  (a) Bankruptcy Court Approval. On the Execution Date or within two Business Days after the Execution Date, Sellers shall file with the Bankruptcy Court a motion in the form attached hereto as Exhibit B (the "BIDDING PROCEDURES AND SALE MOTION"), in form and substance satisfactory to Buyer, seeking entry of a bidding procedures order in the form attached hereto as Exhibit C (or in such other form that is satisfactory to Buyer, the "BIDDING PROCEDURES ORDER"). Sellers shall use commercially reasonable efforts to obtain entry by the Bankruptcy Court of the Bidding Procedures Order as soon as practicable. The Bidding Procedures Order shall contain provisions substantially similar to those contained in Section 10.1(b) and Section 10.1(c) and, in addition, shall contain additional provisions regarding qualification of bidders, bidding requirements and other matters.

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

                  (b)      Other Bids.

                           (i)      Buyer acknowledges that Sellers may receive
bids ("BIDS") from prospective purchasers (such prospective purchasers, the "BIDDERS") for the sale of all or part of the Acquired Assets (as such or in combination with other assets of Sellers) or other assets owned by Sellers as provided in the Bidding Procedures Order. All Bids shall be subject to bid incentives and protections set forth in this Section 10.1(b) and overbid protections set forth in Section 10.1(c) of this Agreement. All Bids (other than Bids submitted by Buyer) will be submitted with two copies of this Agreement marked to show changes requested by the Bidder.

                           (ii)     If Sellers receive any Bids, Sellers shall
have the right to select, and seek final approval of the Bankruptcy Court for, the highest or otherwise better Bid or Bids from the Bidders (the "SUPERIOR BID"), which will be determined by considering, among other things, the (A) identity of the Bidder; (B) number, type and nature of any changes to this Agreement requested by the Bidder; (C) extent to which the identity of the Bidder or such modifications are likely to delay closing of the sale of the Acquired Assets and Assumed Liabilities to the Bidder and the cost to Sellers of such modifications or delay; (D) extent to which such Bid covers less than or more than all of the Acquired Assets and Assumed Liabilities; (E) form and amount of the total consideration to be received by Sellers; and (F) financial strength of the Bidder. All other considerations being equal, Sellers shall strongly favor Bids for all of Sellers' assets or for such assets which Sellers determine, in their sole discretion, cannot otherwise be easily sold. Sellers reserve the right to accept a Bid or Bids which contain a purchase price that is less than the Total Consideration set forth in this Agreement but which, in Sellers' sole discretion, otherwise constitutes a Superior Bid. Sellers shall provide copies of all Bids to Buyer.

                  (c)      Overbid Protection.

                           (i)      Sellers shall seek Bankruptcy Court approval
of the following overbid protections: (A) Bids will not be considered by Sellers unless they are $15,000,000 more than the sum of the (x) Total Consideration,
(y) Breakup Fee and (z) Expense Reimbursement; (B) any Bids thereafter must be at least $10,000,000 higher than the then existing highest or better Bid; and
(C) a provision that Buyer will be credited with, and have added to the aggregate amount of its bid when comparing it to other bids, the amount of the Breakup Fee and the Expense Reimbursement that will be earned by Buyer under
Section 8.2(e) if it is not the successful bidder for the Acquired Assets.

                           (ii)     The value of a Bid for purposes of this
Section 10.1(c) shall be determined by combining (A) the value of the consideration to be received by Sellers pursuant to such Bid for all assets and liabilities covered by such Bid (including a reasonable estimation of any assumed liabilities) and (B) the value of the Acquired Assets and Assumed Liabilities that are not covered by such Bid ("NON-COVERED ASSETS"), such value to be determined in good faith by Sellers on the basis of, for the Acquired Assets and Assumed Liabilities that are covered by other Bids or by proposals reasonably likely to result in a sale of such Acquired Assets and Assumed Liabilities, the value of the proposed consideration payable pursuant to such other Bid or proposal, and, for other Non-Covered Assets, the projected value thereof in the context of the most commercially reasonable use or disposition of such properties and assets.

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

                  SECTION 10.2. Sale Hearing and Entry of Bankruptcy Sale Order. The Bidding Procedures and Sale Motion shall also seek entry by the Bankruptcy Court of the Bankruptcy Sale Order. Sellers shall use commercially reasonable efforts to obtain entry by the Bankruptcy Court of the Bankruptcy Sale Order within 60 days of the Execution Date.

                            ARTICLE 11. MISCELLANEOUS

                  SECTION 11.1. Allowed Administrative Expenses. Any and all amounts owed to Buyer by Sellers hereunder or under any Ancillary Agreement after the Execution Date shall constitute allowed administrative expenses of the Debtor Sellers under sections 503(b)(1) and 507(A)(1), as applicable, of the Bankruptcy Code.

                  SECTION 11.2. Alternative Transaction. Notwithstanding anything herein or in any Ancillary Agreement to the contrary, Sellers may furnish information concerning Sellers, the Acquired Assets and the Assumed Liabilities to any Person in connection with a potential Alternative Transaction and negotiate, enter into and consummate an Alternative Transaction.

                  SECTION 11.3. Further Assurances. At the request and the sole expense of the requesting party, Buyer or Sellers, as applicable, shall execute and deliver, or cause to be executed and delivered, such documents as Buyer or Seller, as applicable, or their respective counsel may reasonably request to effectuate the purposes of this Agreement and the Ancillary Agreements.

                  SECTION 11.4.     Successors and Assigns.

                  (a) Buyer shall have the right to assign to any Person or Persons (each, an "ASSIGNEE") any of its rights or obligations (including the right to acquire any of the Acquired Assets) and may require any such Assignee to pay a portion of the Purchase Price and/or to assume those Assumed Liabilities that are both described in Section 1.3(a), Section 1.3(b), Section 1.3(c), Section 1.3(d), Section 1.3(h), Section 1.3(i), Section 1.3(j) or
Section 1.3(k) and relate to the Acquired Assets acquired by the Assignee ("ASSIGNABLE LIABILITIES"). In the event of any assignment pursuant to this
Section 11.4(a), Buyer shall not be relieved of any liability or obligation hereunder; provided, however, that Buyer shall, with Parent's approval, which shall not be unreasonably withheld, be fully released from such Assignable Liabilities upon their assumption by an Assignee.

                  (b) ISG and Buyer shall have the right to assign this Agreement or any of their rights or obligations hereunder collaterally to any lender of ISG or Buyer; provided, however, that no such assignment shall relieve ISG or Buyer of its obligations to Sellers hereunder.

                  (c) Sellers shall not assign this Agreement or any of their rights or obligations hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

                  SECTION 11.5. Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York (without giving effect to the principles of conflicts of laws thereof), except to the extent that the laws of such State are superseded by the Bankruptcy Code. For so long as any

Seller is subject to the jurisdiction of the Bankruptcy Court, the parties irrevocably elect, as the sole judicial forum for the adjudication of any matters arising under or in connection with the Agreement, and consent to the exclusive jurisdiction of, the Bankruptcy Court. After Sellers are no longer subject to the jurisdiction of the Bankruptcy Court, the parties irrevocably elect, as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, any state or federal court having competent jurisdiction over the Borough of Manhattan, New York City, New York.

                  SECTION 11.6. Expenses. Except as otherwise provided in this Agreement, each of the parties shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated. Buyer shall pay the cost of all surveys, title insurance policies and title reports ordered by Buyer.

                  SECTION 11.7. Broker's and Finder's Fees. Each of the parties represents and warrants that it has not engaged any broker or finder in connection with any of the transactions contemplated by this Agreement other than Credit Suisse First Boston and Greenhill Capital Partners whose fees and expenses shall, as between the parties, be the sole responsibility of Sellers, and, insofar as such party knows, no other broker or other Person is entitled to any commission or finder's fee in connection with any of these transactions.

                  SECTION 11.8. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of (a) the Execution Date and (b) the date this Agreement was last amended.

                  SECTION 11.9. Notices. (a) All notices, requests, demands, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service, if served personally on the party to whom notice is to be given; (ii) on the day of transmission, if sent via facsimile transmission to the facsimile number given below; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service addressed to the party to whom notice is to be given; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

         If to Sellers:

                  Bethlehem Steel Corporation
                  1170 Eighth Avenue
                  Bethlehem, Pennsylvania 18016
                  Attention: General Counsel and Chief Financial Officer
                  Facsimile: (610) 694-1753

         With a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attention: Ted S. Waksman and Jeffrey L. Tanenbaum
                  Facsimile: (212) 310-8007

         If to ISG or Buyer:

                  International Steel Group Inc.
                  3250 Interstate Drive
                  Richfield, Ohio 44286
                  Attention: Gordon Spelich
                  Facsimile: (330) 659-9132

         With a copy to:

                  Jones Day
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114-1190
                  Attention: Charles W. Hardin, Jr. and David D. Watson
                  Facsimile: (216) 579-0212

                  and to:

                  WL Ross & Co. LLC
                  Manhattan Tower (19th Floor)
                  101 East 52nd Street
                  New York, New York 10022
                  Attention: David L. Wax
                  Facsimile: (212) 317-4891

                  (b) Any party may change its address or facsimile number for the purpose of this Section 11.9 by giving the other parties written notice of its new address in the manner set forth above.

                  SECTION 11.10. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by ISG, Buyer and Parent, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be or construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

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

                  SECTION 11.11. Public Announcements. Promptly after the Execution Date, the parties shall make a joint press release in form and substance reasonably satisfactory to both of them regarding the transaction contemplated herein. Thereafter, no party shall make any press release or public announcement concerning the transactions contemplated by this Agreement without first coordinating their communications strategy with the other party, unless a press release or public announcement is required by law, the rules of any stock exchange or order of the Bankruptcy Court. If any such announcement or other disclosure is required by law or order of the Bankruptcy Court, the disclosing party agrees to give the nondisclosing party or parties prior notice of, and an opportunity to comment on, the proposed disclosure. The parties acknowledge that Sellers shall file this Agreement with the Bankruptcy Court in connection with obtaining the Bankruptcy Sale Order and with the SEC.

                  SECTION 11.12. Entire Agreement. This Agreement and the Ancillary Agreements contain the entire understanding between the parties with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

                  SECTION 11.13. No Third Party Beneficiaries. Nothing in this Agreement is intended to or shall confer any rights or remedies under or by reason of this Agreement on any Persons other than Sellers, ISG and Buyer and their respective successors and permitted assigns. Nothing in this Agreement is intended to or shall relieve or discharge the obligations or liability of any third Persons to Sellers, ISG or to Buyer. This Agreement is not intended and shall not give any third Persons any right of subrogation or action over or against Sellers or against ISG or Buyer.

                  SECTION 11.14. Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  SECTION 11.15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

                  SECTION 11.16. Joint and Several. The obligations of Sellers hereunder shall be joint and several.

                  SECTION 11.17. Joint Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  SECTION 11.18. Construction. Any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Any reference to the singular in this Agreement shall also include the plural and vice versa.

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

                  SECTION 11.19. Performance Deposit. If Buyer is obligated to pay the Performance Deposit to Sellers pursuant to the terms of this Agreement and the amount delivered by the Escrow Agent to Parent, on behalf of Sellers, is less than $10,000,000, then ISG and Buyer shall promptly pay the difference to Parent, on behalf of Sellers, by wire transfer of immediately available funds to Parent's Account.

                             ARTICLE 12. DEFINITIONS

                  SECTION 12.1. Certain Terms Defined. As used in this Agreement, the following terms have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

         "ALTERNATIVE TRANSACTION" means any transaction (regardless of the form thereof) involving a sale of all or any substantial portion of the Acquired Assets by Sellers to a purchaser or purchasers other than Buyer.

         "ANCILLARY AGREEMENTS" means the Performance Escrow Agreement and the Confidentiality Agreements.

         "ASBESTOS CLAIMS" means any Claim asserted by any Person at any time relating to the operation of the Business prior to the Closing alleging any actual or potential death, injury, loss, damage, product liability or other legally or equitably compensable thing, actually or allegedly arising, in whole or in part, out of or in any way connected with any use of, contact with, or exposure to, asbestos or any asbestos-containing production material.

         "AVOIDANCE ASSETS" means all Claims of a Debtor assertable or arising under chapter 5 of the Bankruptcy Code, including, without limitation, all preference, fraudulent transfer, and other Claims to avoid a transfer.

         "BUSINESS DAY" means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York City, New York are authorized by law or other governmental action to close.

         "CAPITAL LEASES" means, collectively, the (i) Equipment Lease, dated as of April 28, 1999, between C.J. Langenfelder & Son, Inc. and Bethlehem Steel Corporation, as amended; (ii) Master Lease Agreement No. 3120, dated as of June 30, 2000, between Cisco Systems Capital Corporation and Bethlehem Steel Corporation, as amended from time to time, together with Schedule 002-000, dated as of August 30, 2001; (iii) Master Lease Agreement, dated as of July 23, 1996, between GTE Leasing Corporation and Bethlehem Steel Corporation, as amended from time to time according to its terms, together with Schedule No. 003, dated as of March 15, 1999; (iv) Letter of Intent, dated as of April 23, 1997, between Bethlehem Steel Corporation and the Luria Brothers Division of Connell Limited Partnership, as amended from time to time; (v) Industrial Gas Supply Agreement, dated as of October 1, 1999, between Air Products and Chemicals, Inc. and Bethlehem Steel Corporation, as amended from time to time; (vi) Bareboat Charter Party, dated as of December 28, 2000, between Buyer 2000 Trust, as Owner, and Bethlehem Steel Corporation, as Charterer, as supplemented by Charter Supplement No. 1, dated

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

as of December 29, 2000; (vii) IMS Slab Carrier Agreement, dated as of December 31, 2000, between Bethlehem Steel Corporation and International Mill Service, Inc., as amended from time to time; (viii) Equipment Lease Agreement, dated as of August 1, 2001, between GE Mostardi Platt and Bethlehem Steel Corporation, as amended from time to time; and (ix) Master Lease Agreement, dated as of July 1, 2001, between SAFECO Credit Company, Inc. and Columbus Coatings Company, together with Schedule 001, dated as of July 1, 2000, as amended from time to time.

         "CASH" means all cash and cash equivalents.

         "CLAIM" means all rights, claims, causes of action, defenses, debts, demands, damages, obligations, and liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto, including, without limitation, causes of action arising under chapter 5 of the Bankruptcy Code or similar state statutes.

         "COAL ACT" means the Coal Industry Retiree Health Benefit Act of 1992, 26 U.S.C. Sections 9701-9722.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITMENT LETTER" means the commitment letter, dated as of even date herewith, by and among ISG and UBS AG, Stamford Branch, UBS Warburg LLC, Goldman Sachs Credit Partners L.P. and The CIT Group/Business Credit, Inc.

         "CONFIDENTIALITY AGREEMENTS" means the Confidentiality Agreement, dated as of October 28, 2002, by and between Parent and ISG and the Confidentiality Agreement, dated as of July 19, 2002, among Parent, ISG and WL Ross & Co. LLC.

         "CONTRACT" means any written contract, agreement, lease or sublease, license or sublicense, instrument, indenture, commitment or undertaking, including, without limitation, any Sales Order or Purchase Order.

         "DIP FACILITY" means the Revolving Credit and Guaranty Agreement, dated as of October 15, 2001, by and among Parent and the subsidiaries of Parent named therein, the lenders named therein and General Electric Capital Corporation, as amended.

         "EMPLOYEE BENEFIT PLANS" means all employee benefit plans as defined in
Section 3(3) of ERISA, all compensation, pay, severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, Contracts, programs, funds or arrangements of any kind and all other employee benefit plans, programs, funds or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) and any trust, escrow or similar agreement related thereto, whether or not funded.

         "ENVIRONMENTAL LAWS" means all applicable federal, state and local statutes, ordinances, rules, orders, judgments, junctions, decrees, regulations and other provisions having the force of law, all judicial and administrative orders and determinations, and all common law concerning

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

pollution or protection of human health and the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001(b)(1) of ERISA with such Person or (ii) which together with such Person is treated as a single employer under Sections 414(b), (c),
(m), (n) and (o) of the Code.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "EXPENSE REIMBURSEMENT" means reimbursement to Buyer of its actual documented out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including professional fees, not to exceed $5,000,000.

         "FINAL ORDER" means (i) an order or judgment of the Bankruptcy Court or any other court or adjudicative body as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or (ii) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court or any other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order.

         "FINANCING" shall mean the financing contemplated in the Commitment Letter on substantially the terms set forth in the Commitment Letter or such other terms as Buyer or ISG may approve.

         "GAAP" means United States generally acceptable accounting principles as in effect as of the Execution Date.

         "GOVERNMENT" means any agency, division, subdivision or governmental or regulatory authority or any adjudicatory body thereof, of the United States, or any state thereof.

         "HAZARDOUS MATERIALS" means any hazardous or toxic substance or waste or any contaminant or pollutant regulated or otherwise creating liability under Environmental Laws, including, without limitation, "hazardous substances" as defined by the Comprehensive Environmental Response Compensation and Liability Act, as amended, "toxic substance" as defined by the Toxic Substance Control Act, as amended, "hazardous wastes" as defined by the Resource Conservation and Recovery Act, as amended, "hazardous materials" as defined by the

Hazardous Materials Transportation Act, as amended, thermal discharges, radioactive substances, PCBs, natural gas, petroleum products or byproducts and crude oil.

         "ICC TERMINATION ACT" means the ICC Termination Act of 1995, as amended.

         "IMPROVEMENTS" mean the buildings, improvements and structures of Sellers now existing on the Real Property or demised under any lease of, or other Contract for the use of, Real Property.

         "INTELLECTUAL PROPERTY" means any and all patents, patent applications, trademarks, service marks, trade names, trade dress rights, internet domain names, trade secrets and copyrights; foreign equivalent or counterpart rights having similar effect in any jurisdiction throughout the world; and registrations and applications for registration of any of the foregoing.

         "INVENTORY" means all the finished goods, raw materials, work in process and inventoriable supplies owned by Sellers on the Closing Date.

         "INVENTORY CREDIT FACILITY" means the Credit Agreement, dated as of September 12, 1995, by and among Parent, the lenders named therein and Morgan Guaranty Trust Company of New York, as amended.

         "IRS" means the Internal Revenue Service.

         "ISG CLASS B COMMON STOCK" means common stock of ISG having terms substantially similar to those set forth on Exhibit D.

         "ISG COMMON STOCK" means the common stock, par value $.01 per share, of ISG.

         "ISG MATERIAL ADVERSE EFFECT" means a state of facts, events, change or effect with respect to ISG and the ISG Subsidiaries that results in a material adverse effect on the financial condition, business, operations, assets or liabilities of ISG and the ISG Subsidiaries, taken as a whole, but excludes any state of facts, event, change or effect caused by events, changes or developments relating to (A) changes or conditions affecting the steel industry generally or (B) changes in economic, regulatory or political conditions generally.

         "JOINT VENTURES" means Double G Coatings Company, L.P., Double G Coatings, Inc., BethNova Tube, LLC, Bethlehem Roll Technologies, LLC, Steel Construction Systems, Indiana Pickling and Processing Company, TWB Company, LLC, Walbridge Coatings, Steel Health Resources, LLC, Chesapeake Heavy Machine Services, L.L.C., Hibbing Taconite Company, OneBuild.Com Incorporated, Hibbing Development Company and Ontario Iron Company.

         "JOINT VENTURE SELLERS" means Parent, Mississippi Coatings Line Corporation, Mississippi Coatings Limited Corporation, IPV, Inc., Bethlehem Blank Welding, Inc., EGL Steel Company, LLC and Bethlehem Hibbing Corporation.

         "KNOWLEDGE OF ISG" or any other similar term or knowledge qualification means the actual knowledge of the Vice President-Finance and Administration, the Manager-Environmental and the Vice President-Business Development after inquiry and reasonable investigation as of the Execution Date.

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

         "KNOWLEDGE OF SELLERS" or any other similar term or knowledge qualification means the actual knowledge, as of the Execution Date, of the following persons (a) with respect to each of the following Joint Ventures, after inquiry to the management of each Joint Venture, respectively: (1) Ontario Iron Company; Hibbing Taconite Company; Hibbing Development Company and Hibbing Land Corporation - Edward J. Hudak; (2) Double G Coatings Company, L.P.; Double
G. Coatings, Inc. - Alexander Yonych; (3) BethNova Tube, LLC; Steel Construction Systems; OneBuild.Com Incorporated - Michael A. Rice; (4) Bethlehem Roll Technologies, LLC; Chesapeake Heavy Machine Services, L.L.C. - Victor H. Dodson;
(5) TWB Company, LLC; Indiana Pickling and Processing; Walbridge Coatings - John Kinsey; Steel Health Resources, LLC - Myrna Rivera and (b) with respect to Parent and the other Sellers, with respect to environmental matters, David E. Tomlinson, with respect to intellectual property matters, John M. Chilton, with respect to Employee Benefit Plans and Acquired Benefit Plans, Louis F. Nicharot and with respect to litigation matters, William H. Graham after inquiry and reasonable investigation.

         "LENDER MATERIAL ADVERSE EFFECT" means a material adverse effect on the actual or projected condition (financial or otherwise) or prospects of ISG, Parent and their respective subsidiaries, taken as a whole.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other), conditional sale agreement, claim or liability.

         "NET PROCEEDS" means the remainder obtained by subtracting (i) the actual out-of-pocket costs (including commissions and professional fees) incurred by any Seller in the sale of any asset, from (ii) the total fair market value of all consideration received by any Seller on the sale of any asset.

         "OPERATING LEASES" means, collectively, (i) the Equipment Lease, dated as of September 29, 2000, between First Security Bank, National Association, as Owner Trustee, and Bethlehem Steel Corporation; (ii) the Master Lease Agreement, dated as of October 8, 1991, between General Electric Capital Corporation and Bethlehem Steel Corporation, as amended from time to time, together with
Schedule 013, dated as of December 30, 1996, as amended February 28, 2003; (iii) the Master Lease Agreement, dated as of October 8, 1991, between General Electric Capital Corporation and Bethlehem Steel Corporation, as amended from time to time, together with Schedule 018, dated as of October 7, 1999; (iv) the Master Lease Agreement, dated as of October 8, 1991, between General Electric Capital Corporation and Bethlehem Steel Corporation, as amended from time to time, together with Schedule 012, dated as of December 14, 1995; (v) the Master Lease Agreement, dated as of July 23, 1996, between GTE Leasing Corporation and Bethlehem Steel Corporation, as amended from time to time according to its terms, together with Schedule No. 001, dated as of July 17, 1996; and (vi) the Bareboat Charter Party, dated as of September 15, 1980, between Wilmington Trust Company, as Owner Trustee, and Bethlehem Steel Corporation, as Charterer, as amended from time to time, together with any schedules as amended.

         "ORDERS" means the Bankruptcy Sale Order and the Bidding Procedures Order.

         "OTHER OFFERING" shall mean any offering of securities of ISG, any Affiliate of ISG or any other Person (other than pursuant to the Financing or the Public Offering), whether offered or sold in a registered public offering or in a private placement, the proceeds of which are used, directly or indirectly, to finance all or a portion of the transactions contemplated by this Agreement.

         "PARENT'S ACCOUNT" means an account designated by Parent by notice to Buyer not less than two Business Days prior to Closing.

         "PAYROLL LIABILITIES" means all liabilities and obligations of Sellers as of the Closing Date for accrued and unpaid payroll, payroll Taxes and all other withheld amounts for all employees of Sellers.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMITTED LIENS" mean: (a) Liens for Taxes, assessments and Government or other similar charges that are not yet due and payable, (b) easements, licenses, unrecorded real estate agreements, restrictions and other matters of record which either (i) the title company has agreed to affirmatively insure against loss caused thereby in the applicable title policy, by way of ALTA coverage or other affirmative cover, reasonably acceptable to Buyer, or (ii) do not materially and adversely effect the operation of the Real Property in question as currently operated, (c) any state of facts a survey or other visual inspection would show that do not materially and adversely effect the operation of the Real Property in question as currently operated and (d) Liens arising from the Assumed Liabilities.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Government.

         "PUBLIC OFFERING" shall mean an initial public offering of ISG Common Stock by ISG.

         "PURCHASE ORDERS" means all outstanding purchase orders or other similar Contracts entered into by any Seller with any supplier of goods or services for materials, supplies or other items.

         "RAILROAD SUBSIDIARIES" means Brandywine Valley Railroad Company LLC, Upper Merion & Plymouth Railroad Company LLC, Lake Michigan & Indiana Railroad Company, LLC, Conemaugh & Black Lick Railroad Company LLC, Keystone Railroad LLC, Cambria & Indiana Railroad Company, Patapsco & Back Rivers Railroad Company LLC and Steelton & Highspire Railroad Company LLC.

         "REFERENCE BALANCE SHEET" means the consolidated balance sheet of Parent and its subsidiaries as of December 31, 2002, a true and accurate copy of which is attached as Exhibit E.

         "REGISTRATION STATEMENT" means the registration statement to be used in connection with the Public Offering.

         "RELATED PERSON" means, with respect to any Person, all past, present and future directors, officers, members, managers, stockholders, employees, controlling persons, agents, professionals, attorneys, accountants, investment bankers or representatives of any such Person.

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

         "SALES ORDERS" means all sales orders and other similar Contracts entered into by any Seller with purchasers of goods or services.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURED FINANCINGS" means all of the (i) DIP Facility; (ii) Inventory Credit Facility; (iii) Loan and Security Agreement, dated as of November 18, 1999, between Columbus Coatings Company and Columbus Steel Facility, LLC, as amended from time to time in accordance with its terms; (iv) Amended and Restated Credit Agreement, dated as of September 29, 2000, among Buyer, RZB Finance LLC and each other financial institution that may from time to time become a party thereto as a lender, and RZB Finance LLC, as Administrative Agents and Collateral Agents, as amended from time to time in accordance with its terms; (v) Loan Agreement, dated as of January 6, 1995 between Bethlehem Steel Corporation and the Commonwealth of Pennsylvania, acting by and through the Department of Commerce, Note, dated as of January 6, 1995, made by Bethlehem Steel Corporation in favor of the Commonwealth of Pennsylvania, and Security Agreement, dated as of January 6, 1995 between the same; (vi) Loan Agreement, dated as of December 20, 1994, between Bethlehem Steel Corporation and the County of Dauphin, Pa., Economic Development Partnership Note, dated as of December 20, 1994, made by Bethlehem Steel Corporation in favor of the County of Dauphin, and Security Agreement, dated as of December 29, 1994, made by Bethlehem Steel Corporation in favor of County of Dauphin; and (vii) Credit Agreement, dated as of March 14, 1996, among Chicago Cold Rolling, LLC, the lenders named therein and Bank of America, N.A. (f/k/a Nationsbank, N.A.), as Agent.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SELLER MATERIAL ADVERSE EFFECT" means a state of facts, event, change or effect with respect to the Acquired Assets, the Assumed Liabilities or the enforceability of any Contract(s), that results in a material adverse effect on the value of the Acquired Assets, taken as a whole, or a material increase in the amount of the Assumed Liabilities, taken as a whole, but excludes any state of facts, event, change or effect caused by events, changes or developments relating to (A) changes or conditions affecting the steel industry generally;
(B) changes in economic, regulatory or political conditions generally; (C) changes resulting from or from any motion, application, pleading or order filed related to, the Bankruptcy Cases; or (D) any action of any or all of the Sellers pursuant to any order of the Bankruptcy Court entered prior to the date hereof, including, without limitation, the transactions contemplated by this Agreement or any of the Ancillary Agreements or the announcement thereof.

         "SELLERS" means Parent, the Joint Venture Sellers, Columbus Processing Company, LLC, Columbus Coatings Company, Chicago Cold Rolling, L.L.C., the Railroad Subsidiaries, Bethlehem Development Corporation, Bethlehem Rail Corporation, Encoat-North Arlington, Inc., Kenacre Land Corporation, Primeacre Land Corporation, Bethlehem Steel Export Company of Canada, Limited, Bethlehem Steel Export Corporation, Bethlehem Steel de Mexico, S.A. de C.V., Bethlehem Steel International Corporation, Bethlehem Industries Corporation, BethEnergy Mines Inc., Eagle Nest Inc., HPM Corporation, Energy Coatings Company, Greenwood Mining Corporation, Marmoraton Mining Company, Ltd., Bethlehem Energy Services, Inc., Pennsylvania Steel Technologies, Inc., BethPlan Corporation, Bethlehem Steel Foundation, Bethtran LLC, Carrier Express, Inc., BethIntermodal LLC, RailQuest, LLC, LI Service

Company, Alliance Coatings Company, LLC, Buckeye Coatings Company, LLC, Ohio Steel Service Company, LLC, Buckeye Steel Service Company, LLC, Bethlehem Cold Rolled Corporation and Hibbing Land Corporation.

         "SHIP BUSINESS" means the manufacture, construction, repair, overhaul, servicing, ownership, leasing, transportation or other use of any ship or other maritime vessel other than M/V Burns Harbor and M/V Stewart Cort.

         "SUPPLIES" means all supplies, items and materials (including spare parts) owned by Sellers on the Closing Date.

         "TAX RETURN" means any report, return, information return, filing or other information, including any schedules, exhibits or attachments thereto, and any amendments to any of the foregoing required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Taxes (including estimated Taxes).

         "TAXES" means all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Government, whether payable by reason of contract, assumption, transferee liability, operation of law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under state, local or foreign law), which taxes shall include all income taxes, payroll and employee withholding, unemployment insurance, social security (or similar), sales and use, excise, franchise, gross receipts, occupation, real and personal property, stamp, transfer, workmen's compensation, customs duties, registration, documentary, value added, alternative or add-on minimum, estimated, environmental (including taxes under section 59A of the Code) and other assessments or obligations of the same or a similar nature, whether arising before, on or after the Closing Date.

         "TECHNOLOGY" means any and all inventions, discoveries, ideas, processes, formulae, designs, models, industrial designs, know-how, confidential information and proprietary information, whether or not patented or patentable, writings and other copyrightable works and works in progress, databases and software.

         "TITLE COMPANY" means any one or more of Chicago Title Insurance Company or such other title insurance company reasonably acceptable to the Buyer.

         "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement to be entered into by Sellers and Buyer, in a form to be agreed to by Sellers and Buyer on or prior to the Closing Date.

         "USWA" means the United Steelworkers of America, AFL-CIO-CLC.

                  SECTION 12.2. All Terms Cross-Referenced. Each of the following terms is defined in the Section set forth opposite such term:

ACCOUNTING REFEREE...........................................................................            Section 3.4(c)
ACCOUNTS PAYABLE.............................................................................            Section 1.3(d)
ACCOUNTS RECEIVABLE..........................................................................            Section 1.1(e)

ACQUIRED ASSETS..............................................................................               Section 1.1
ACQUIRED BENEFIT PLANS.......................................................................            Section 1.1(r)
ACQUIRED CONTRACTS...........................................................................            Section 1.1(d)
ACQUIRED INTELLECTUAL PROPERTY...............................................................            Section 1.1(h)
AFFILIATE....................................................................................              Section 12.1
AGREEMENT....................................................................................                  Preamble
ALLOCATION...................................................................................            Section 6.3(b)
ALTERNATIVE PLAN.............................................................................            Section 5.7(d)
ALTERNATIVE TRANSACTION......................................................................              Section 12.1
AMORTIZATION AMOUNT..........................................................................            Section 2.2(a)
ANCILLARY AGREEMENTS.........................................................................              Section 12.1
ASBESTOS CLAIMS..............................................................................              Section 12.1
ASSIGNABLE LIABILITIES.......................................................................           Section 11.4(a)
ASSIGNEE.....................................................................................           Section 11.4(a)
ASSUMED LIABILITIES..........................................................................               Section 1.3
AVOIDANCE ASSETS.............................................................................              Section 12.1
BANKRUPTCY CASES.............................................................................    Background Information
BANKRUPTCY CODE..............................................................................    Background Information
BANKRUPTCY COURT.............................................................................    Background Information
BANKRUPTCY SALE ORDER........................................................................    Background Information
BIDDERS......................................................................................        Section 10.1(b)(i)
BIDDING PROCEDURES AND SALE MOTION...........................................................           Section 10.1(a)
BIDDING PROCEDURES ORDER.....................................................................           Section 10.1(a)
BIDS.........................................................................................        Section 10.1(b)(i)
BREAK-UP FEE.................................................................................            Section 8.2(e)
BUSINESS DAY.................................................................................              Section 12.1
BUSINESS ENTITY..............................................................................            Section 4.1(a)
BUYER........................................................................................                  Preamble
CAPITAL LEASES...............................................................................              Section 12.1
CASH.........................................................................................              Section 12.1
CCC LOAN.....................................................................................            Section 2.2(a)
CCR LOAN.....................................................................................            Section 2.2(a)
CLAIM........................................................................................              Section 12.1
CLOSING......................................................................................               Section 3.1
CLOSING DATE.................................................................................               Section 3.1
CLOSING STATEMENT............................................................................            Section 3.4(a)
CLOSING WORKING CAPITAL......................................................................           Section 3.4(a)
COAL ACT.....................................................................................              Section 12.1
COBRA........................................................................................            Section 1.4(d)
CODE.........................................................................................              Section 12.1
COMMITMENT LETTER............................................................................              Section 12.1
CONFIDENTIALITY AGREEMENTS...................................................................              Section 12.1
CONSENTS.....................................................................................            Section 4.1(g)
CONSIDERATION SHARES.........................................................................            Section 2.2(d)
CONTRACT.....................................................................................              Section 12.1
CURE COSTS...................................................................................            Section 1.3(a)
DEBTORS......................................................................................    Background Information

DIP FACILITY.................................................................................              Section 12.1
DIP PAYOFF AMOUNT............................................................................            Section 2.2(a)
EDS..........................................................................................            Section 5.1(f)
EMPLOYEE BENEFIT PLANS.......................................................................              Section 12.1
EMPLOYMENT RECORDS...........................................................................            Section 1.2(h)
ENVIRONMENTAL LAWS...........................................................................              Section 12.1
ERISA........................................................................................              Section 12.1
ERISA AFFILIATE..............................................................................              Section 12.1
ESCROW AGENT.................................................................................    Background Information
EXCHANGE ACT.................................................................................             Section 12.1
EXCLUDED ASSETS..............................................................................               Section 1.2
EXCLUDED CONTRACT............................................................................               Section 1.6
EXCLUDED LIABILITIES.........................................................................               Section 1.4
EXECUTION DATE...............................................................................                  Preamble
EXPENSE REIMBURSEMENT........................................................................              Section 12.1
FINAL ORDER..................................................................................              Section 12.1
FINAL WORKING CAPITAL........................................................................            Section 3.4(e)
FINANCING....................................................................................             Section 12.1
GAAP.........................................................................................              Section 12.1
GOVERNMENT...................................................................................              Section 12.1
HAZARDOUS MATERIALS..........................................................................              Section 12.1
HIBBING SALE.................................................................................            Section 5.3(i)
ICC TERMINATION ACT..........................................................................              Section 12.1
IMPROVEMENTS.................................................................................              Section 12.1
INFORMATION TECHNOLOGY.......................................................................            Section 4.1(m)
INTELLECTUAL PROPERTY........................................................................              Section 12.1
INVENTORY....................................................................................              Section 12.1
INVENTORY CREDIT FACILITY....................................................................              Section 12.1
IRS..........................................................................................              Section 12.1
ISG..........................................................................................                  Preamble
ISG CLASS B COMMON STOCK.....................................................................              Section 12.1
ISG COMMON STOCK.............................................................................              Section 12.1
ISG FINANCIAL STATEMENTS.....................................................................            Section 4.3(d)
ISG MATERIAL ADVERSE EFFECT..................................................................              Section 12.1
ISG SUBSIDIARY...............................................................................            Section 4.3(f)
JOINT VENTURE BENEFIT PLANS..................................................................        Section 4.1(j)(ii)
JOINT VENTURE CONTROLLED GROUP...............................................................       Section 4.1(j)(iii)
JOINT VENTURE INTERESTS......................................................................            Section 1.1(m)
JOINT VENTURE SELLERS........................................................................              Section 12.1
JOINT VENTURES...............................................................................              Section 12.1
KNOWLEDGE OF ISG.............................................................................              Section 12.1
KNOWLEDGE OF SELLERS.........................................................................              Section 12.1
LEASED REAL PROPERTY.........................................................................            Section 1.1(b)
LENDER MATERIAL ADVERSE EFFECT...............................................................              Section 12.1
LIABILITIES CERTIFICATE......................................................................        Section 3.2(b)(ii)
LIEN.........................................................................................              Section 12.1
NET PROCEEDS.................................................................................              Section 12.1

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

NET WORKING CAPITAL..........................................................................            Section 3.4(a)
NEWLY FILED ENTITY...........................................................................            Section 5.3(j)
NON-COVERED ASSETS...........................................................................       Section 10.1(c)(ii)
OFFERING MEMORANDUM..........................................................................               Section 5.5
OPERATING LEASES.............................................................................              Section 12.1
ORDERS.......................................................................................              Section 12.1
OTHER OFFERING...............................................................................              Section 12.1
OWNED MACHINERY AND EQUIPMENT................................................................            Section 1.1(c)
OWNED MOTOR VEHICLES.........................................................................            Section 1.1(i)
OWNED REAL PROPERTY..........................................................................            Section 1.1(b)
PARENT.......................................................................................                  Preamble
PARENT REPORTS...............................................................................         Section 4.1(d)(i)
PARENT'S ACCOUNT.............................................................................              Section 12.1
PAYROLL LIABILITIES..........................................................................              Section 12.1
PBGC.........................................................................................              Section 12.1
PBGC RELEASE.................................................................................            Section 5.3(c)
PERFORMANCE DEPOSIT..........................................................................    Background Information
PERFORMANCE ESCROW AGREEMENT.................................................................    Background Information
PERMITS......................................................................................            Section 1.1(k)
PERMITTED LIENS..............................................................................              Section 12.1
PERSON.......................................................................................              Section 12.1
PETITION DATE................................................................................    Background Information
POL..........................................................................................            Section 5.7(b)
PREPETITION CLAIMHOLDERS.....................................................................            Section 5.7(b)
PUBLIC OFFERING..............................................................................             Section 12.1
PURCHASE ORDERS..............................................................................              Section 12.1
PURCHASE PRICE...............................................................................               Section 2.1
PURPA........................................................................................         Section 4.1(x)(i)
RAILROAD SUBSIDIARIES........................................................................              Section 12.1
REAL PROPERTY................................................................................            Section 1.1(b)
RECORDED CURE COST...........................................................................            Section 4.1(o)
REFERENCE BALANCE SHEET......................................................................              Section 12.1
REGISTRATION STATEMENT.......................................................................              Section 12.1
RELATED PERSON...............................................................................              Section 12.1
SALES ORDERS.................................................................................              Section 12.1
SEC..........................................................................................             Section 12.1
SECURED FINANCINGS...........................................................................              Section 12.1
SECURITIES ACT...............................................................................             Section 12.1
SELLER BENEFIT PLANS.........................................................................            Section 1.2(k)
SELLER CONTROLLED GROUP......................................................................            Section 1.2(k)
SELLER MATERIAL ADVERSE EFFECT...............................................................              Section 12.1
SELLERS......................................................................................              Section 12.1
SHIP BUSINESS................................................................................              Section 12.1
SPECIFIED LIABILITIES........................................................................            Section 1.3(g)
STOCK OPTION PLANS...........................................................................            Section 4.3(m)
SUPERIOR BID.................................................................................       Section 10.1(b)(ii)
SUPPLIES.....................................................................................              Section 12.1

TAX RETURN...................................................................................              Section 12.1
TAXES........................................................................................              Section 12.1
TECHNOLOGY...................................................................................              Section 12.1
TERMINATION DATE.............................................................................            Section 8.1(b)
TITLE COMPANY................................................................................              Section 12.1
TOTAL CONSIDERATION..........................................................................               Section 2.1
TRANSACTION TAXES............................................................................               Section 6.1
TRANSITION SERVICES AGREEMENT................................................................              Section 12.1
UCC..........................................................................................               Section 1.5
USWA.........................................................................................              Section 12.1
WARN ACT.....................................................................................            Section 1.4(d)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BUYER:                                            ISG:

ISG ACQUISITION INC.                              INTERNATIONAL STEEL GROUP INC.

By: /s/ Rodney B. Mott                            By: /s/ Rodney B. Mott
    ---------------------------                       --------------------------
Name:  Rodney B. Mott                             Name:  Rodney B. Mott
Title: President                                  Title: President and CEO

SELLERS:

BETHLEHEM STEEL CORPORATION

By: /s/ S. Robert Miller
    ---------------------------
Name:  S. Robert Miller
Title: Chairman

                                             PATAPSCO & BACK RIVERS RAILROAD
                                             COMPANY LLC

                                             BRANDYWINE VALLEY RAILROAD
                                             COMPANY LLC

                                             UPPER MERION & PLYMOUTH RAILROAD
                                             COMPANY LLC

                                             LAKE MICHIGAN & INDIANA RAILROAD
                                             COMPANY, LLC

                                             STEELTON & HIGHSPIRE RAILROAD
                                             COMPANY LLC

                                             CONEMAUGH & BLACK LICK RAILROAD
                                             COMPANY LLC

                                             KEYSTONE RAILROAD LLC

                                             BETHTRAN LLC

                                             CARRIER EXPRESS, INC.

                                             BETHINTERMODAL LLC

                                             RAILQUEST, LLC

                                             MISSISSIPPI COATINGS LINE CORP.

                                             MISSISSIPPI COATINGS LTD. CORP.

                                             IPV, INC.

                                             BETHLEHEM BLANK WELDING, INC.

                                             COLUMBUS PROCESSING COMPANY, LLC

                                             COLUMBUS COATINGS COMPANY

                                             ALLIANCE COATINGS COMPANY, LLC

                                             BUCKEYE COATINGS COMPANY, LLC

                                             OHIO STEEL SERVICE COMPANY, LLC

                                             BUCKEYE STEEL SERVICE COMPANY,
                                             LLC

                                             CHICAGO COLD ROLLING, L.L.C.

                                             EGL STEEL COMPANY, LLC

                                             BETHLEHEM DEVELOPMENT
                                             CORPORATION

                                             BETHLEHEM RAIL CORPORATION

                                             ENCOAT-NORTH ARLINGTON, INC.

                                             KENACRE LAND CORPORATION

                                             PRIMEACRE LAND CORPORATION

                                             BETHLEHEM STEEL EXPORT COMPANY
                                             OF CANADA, LIMITED

                                             BETHLEHEM STEEL EXPORT
                                             CORPORATION

                                             BETHLEHEM STEEL DE MEXICO, S.A. DE
                                             C.V.

                                             BETHLEHEM STEEL INTERNATIONAL
                                             CORPORATION

                                             BETHLEHEM INDUSTRIES CORPORATION

                                             BETHENERGY MINES INC.

                                             EAGLE NEST INC.

                                             HPM CORPORATION

                                             ENERGY COATINGS COMPANY

                                             GREENWOOD MINING CORPORATION

                                             MARMORATON MINING COMPANY, LTD.

                                             BETHLEHEM ENERGY SERVICES, INC.

                                             PENNSYLVANIA STEEL TECHNOLOGIES,
                                             INC.

                                             BETHPLAN CORPORATION

                                             BETHLEHEM STEEL FOUNDATION

                                             LI SERVICE COMPANY

                                             CAMBRIA & INDIANA RAILROAD
                                             COMPANY

                                             BETHLEHEM HIBBING CORPORATION

                                             HIBBING LAND CORPORATION

                                             BETHLEHEM COLD ROLLED CORPORATION

                                             By: /s/ Robert S. Miller
                                                 -------------------------------
                                             Name:   Robert S. Miller
                                             Title:  Duly Authorized